SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
Amendment No. 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MV FUND II, LLC
(Exact name of registrant as specified in its charter)

Nevada                6500          20-0987069
(State or other jurisdiction of                                                         (Primary Standard Industrial                    (I.R.S. Employer
Incorporation or organization)                                     Classification Code Number)                   Identification Number)

7311 W. Charleston Blvd., Suite 110B
 Las Vegas, Nevada 89117, (702) 256-6337
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cane & Associates, LLP
3273 E. Warm Springs Rd.
Las Vegas, Nevada 89120, (702) 312-6255
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public. As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on the Form are to be offered in a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment file pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If Delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)
Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration Fee (2)
Membership Interest	20,000	$2,500	$50,000,000	6,335.00
(1) The price of the units was arbitrarily determined by MV Fund II.
(2) Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DATE: November 15, 2004

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PROSPECTUS
20,000 Membership Interests of
MV FUND II, LLC

Our name is MV Fund II, LLC, and we are a Nevada limited liability company. We invest in mortgage loans, which are loans where the collateral or security is real property. The loans will be selected for us by our Manager, MV Funding Group, Inc., from loans originated by various mortgage brokers and originators. MV Funding will service our mortgage loans and will be responsible for our day to day operations.

We are offering and selling to the public up to a maximum of 20,000 membership interests for $2,500 per unit. We must sell a minimum of 200 units or $500,000 in order to begin the operations of the Fund. Until this minimum is reached all investment money received will be held in a segregated account, unused. If this minimum is not reached, any and all investment money received by us will be returned to investors promptly, without interest. Once the minimum is reached, all money held in the segregated account will be released into the Fund to start operations.

	Price to the Public	Organization Fee/ Expense Reimbursement (1)	Proceeds to the Fund
Per Unit	$2,500	$100	$2,400
Total	$50,000,000	$2,000,000	$48,000,000
 (1) All expenses related to this Offering will be paid by MV Funding Group out of its 4% Organization Fee, and, therefore, these expenses are not detailed in the table above. .

Of the total proceeds we receive from this Offering, we intend to hold 3% as a cash reserve. This means that after the 4% Organization Fee is paid to our manager, we will have 93% of the proceeds available to invest in mortgage loans. Consequently, in the event that all membership interests are sold in this offering, we will have $46,500,000 to invest in mortgage loans. In the event only the minimum investment is obtained, we will have $465,000 to invest in mortgage loans.

Membership interests will be sold by MV Funding, where permitted.

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The purchase of the securities offered through this prospectus involves a high degree of risk. Please review the section entitled Risk Factors on pages 11 - 21 carefully.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date Of This Prospectus Is: November 15, 2004

TABLE OF CONTENTS

Page
SUMMARY	7
RISK FACTORS	12
Risks Generally Associated With Your Investment In The Fund	12
Because We Have No Operating History, You Will Have Limited Information Upon Which To Base Your Investment Decision	12
Because Our Managing Member Has No History Of Operating Mortgage Funds, It Is More Likely To Make Mistakes In The Operation Of Our Business And You Will Have More Limited Information Upon Which To Assess Our Likelihood Of Success	12
Because Our Minimum Offering Amount Is Only $500,000, In The Event You Are Only One Of A Few Investors In The Offering, You May Not Be Able To Avail Yourself Of The Benefits Associated With Economies Of Scale	11
Because There Is No Market For Membership Interests And The Redemption And Sale Of These Interests Is Limited Under Our Operating Agreement, You Will Have A Limited Ability To Liquidate Your Investment	13
Because We Depend On Key Personnel Of MV Funding, Their Absence Could Impair Our Operating Results And The Return On Your Investment	13
Because Our Mortgage Loans Will Not Be Marketable, Our Ability To Hedge Our Exposure To Risk Will Be Reduced, Potentially Resulting In Reduced Returns To You	13
Because Our Loan Portfolio Will Not Be Geographically Diversified, We Will Have A Higher Risk Of Loss	13
Risks Associated With Known Conflicts of Interest	14
Because Of Other Time Commitments, MV Funding’s Officers May Face Conflicts In The Allocation Of Their Time, Which Can Impede Their Effectiveness On Our Behalf And Reduce Our Operating Results	14
Because MV Funding Is Entitled To Receive All Points and Upfront Fees Generated From Borrowers, It Will Have An Incentive to Accept Lower Interest Rates In Return For Higher Upfront Fees, Which Would Reduce The Amount Of Interest Payments That Would Be Available For Distribution	14
If We Invest In Mortgage Loans With Other Lenders, Conflicts May Arise Which Reduce Our Earning	15
If We Are Required To Indemnify Our Manager, The Amount Of Funds Available For Distribution To You May Be Reduced	15
Because The Fund's Attorneys Are Also Working For MV Funding And There Is No Independent Member Of The Board Of MV Funding, Breaches Of MV Funding's Duties To The Fund May Not Be Aggressively Acted Upon	15
Tax Risks	15
If We Were To Be Classified As A Publicly Traded Partnership, We Would Be Subject To Corporate Taxation And Your Cash Flow And Distributions Would Be Reduced	15
If We Were Deemed Not To Be Engaged In A Trade Or Business By The IRS, Your Tax Benefits Would Be Limited	16
If Management Fees Paid To MV Funding Were Determined By The IRS To Be Commercially Unreasonable, Your Cash Flow And Distributions Would Be Reduced	16
Because We Are Obligated To Distribute Nearly All Interest Income Received, You Will Be Subject To Income Taxes On Your Share Of Distributive Income	16
If We Are Audited, The IRS Could Assess Additional Taxes With Interest And Penalties Or Other Adjustments Which Would Directly Affect Your Income Tax Returns And Taxes Owed	16
Because State And Local Tax Laws Can Differ Dramatically From Federal Tax Laws In Their Application And In Their Effect On Individuals, You May Be Affected Differently And Adversely By State Tax Laws As A Result Of Your Investment In The Fund	17
Risks Associated With The Mortgage Lending Business	17
Because Upon Foreclosure The Collateral May Be Worth Much Less Than The Loan Amount And Will Not Be Producing Interest Payments, Defaults On Our Mortgage Loans May Decrease Our Revenues And Your Distributions	17
Because We May Be Investing In Loans That Involve Valuation Problems, Including Loans On Unimproved Land, Acquisition And Development Loans And Construction Loans, We Will Be Subject To A Greater Likelihood Of Losses	17

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Because We May Be Investing In Loans That Are Contingent On Refinancing, Including Loans on Commercial Property and Bridge Loans, We Will Be Subject To A Greater Likelihood Of Losses	18
If We Invest In Second Mortgage Or Wraparound Loans, Then Our Collateral Will Be First Subject To The Claims Of Another Lender, Which Could Impede Our Right To Get The Full Value Of The Loan In The Event Of Default	19
Because We Plan To Make Loans Involving A Balloon Payment At Maturity, There Will Be A Higher Likelihood of Default Upon Maturity	18
If We Invest In Large Loans, Then Our Portfolio Will Be Less Diverse And Our Risk Of Loss Will Be Higher	18
If MV Funding Decides To Change The Portfolio Mix Of The Fund, Our Portfolio May Be Less Diversified, Resulting In An Increase In Our Risk Of Losses	20
If MV Funding Decides To Invest In Loans Where The Collateral Is An Interest In A Lease, Our Risk Of Loss Will Be Higher	20
Because Of Legal Protections For Borrowers And Other Secured Lenders, We May Have Difficulty Protecting Our Rights As A Secured Lender, Resulting In Our Inability To Recover A Portion Or All Of Our Investment In The Event Of Default	20

Because of Certain Environmental Laws, If We Become The Owner Of Property After a Foreclosure, We May Become Liable For Unforeseen Environmental Obligations And Incur Large Expenditures	20
Risks of Underwriting Standards and Procedures	21
Because We Will Be Using More Lenient Underwriting Standards And Procedures In Determining Borrowers Qualifications, We Expect To Run A Greater Risk Of Default On Our Loans	21
Because Our Loans Are Not Guaranteed By Any Government Agency, We Run A Greater Risk That Our Revenues And The Amount Available For Distribution To You Will Be Decreased	21
Risks Related to Interest Rates	21
Because Our Results Are Subject To Fluctuations In Interest Rates And Other Changing Economic Conditions, A Change In Rates Could Result In A Decrease In Income Available For Distribution To You	21
If Interest Rates Fluctuate, Our Revenue May Decrease And Investor Distributions Will Decline	22
If Interest Rates Decrease, We May Have A Reduction In Our Revenue Attributable To Our Borrowers Prepaying Their Loans To Take Advantage Of More Favorable Rates	22
If Our Competition For Mortgage Loans Decreases Interest Rates Or Makes Loans More Easily Accessible, Our Yields And Fees Will Be Reduced Which Will Impact Our Revenues And The Distributions You May Receive	22
USE OF PROCEEDS	23
INVESTOR SUITABILITY STANDARDS	24
PLAN OF DISTRIBUTION	27
SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF MEMBERSHIP INTERESTS	28
Your Status	28
Limited Liability of Members	29
Term of the Fund	29
Meetings	29
Voting	29
Amendment of the Operating Agreement	29
Description of the Membership interests	29
Capital Accounts	30
Unit Repurchases and Deemed Distributions	30
Write-Down of Investments	30
Members’ Return on Investment	31
Reinvestment of Proceeds of Capital Transactions	31
Assignment and Transfer of Membership interests	32
Repurchase of Membership interests, Withdrawal from the Fund	32
Special Power of Attorney	33
INTERESTS OF NAMES EXPERTS AND COUNSEL	33
OUR BUSINESS STRATEGY	33
INVESTMENT OBJECTIVES AND POLICIES	34

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Acquisition and Investment Policies	35
Purchase of Loans from MV Funding	39
Types of Loans We Intend to Invest In	39
Collateral That Will Secure Our Loans	40
Special Terms of Loans We Expect To Make	41
No Trust or Investment Company Activities	42
Competition and General Economic Conditions	42
Regulation	43
HOW WE PROTECT OUR RIGHTS AS A LENDER	43
Overview of Mortgages	43
Foreclosure	43
Environmental Risks	44
Second Mortgages; Rights of Senior Mortgages	45
Statutory Rights of Redemption	46
Anti-Deficiency Legislation	46
Bankruptcy Laws	47
Enforceability of Certain Provisions	48
LEGAL MATTERS	49
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	50
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	52
MANAGEMENT	52
Our Management	52
MV Funding	52
History of MV Funding and Related Entities	53
Evaluation and Acquisition by MV Funding	53
Mortgage Loans	54
Directors and Executive Officers of MV Funding Group	55
Executive Compensation	56
Stock Option Grants	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	57
COMPENSATION OF MV FUNDING	58
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59
CONFLICTS OF INTEREST	59
FIDUCIARY RESPONSIBILITY	61
FEDERAL INCOME TAX CONSEQUENCES	62
Classification as a Partnership	63
We Will Not Be Classified as a Publicly Traded Partnership	64
General Principles of Partnership Taxation	67
Determination of Basis in Membership interests	67
Allocations of Profits and Losses	67
Limitations on the Deduction of Losses	68
The Basis Limitation	68
The At Risk Limitation	68
The Passive Loss Rules	68
Computation of Gain or Loss on Sale or Redemption of Membership interests	69
Character of Gain or Loss	69
Tax Rates on a Member's Share of Ordinary Income from the Fund	69
Distributions and Deemed Distributions	70
Depreciation	70
Investment Interest	70
Tax Treatment of Tax-Exempt Entities	71
Partnership Tax Returns, Tax Information and Audits	72
MV Funding is Tax Matters Partner	72
Original Issue Discount Rules	73
Market Discount	73
No Section 754 Election-Impact on Subsequent Purchasers	73
Treatment of Compensation of MV Funding and its Affiliates	73
Summary of Tax Matters To Which We Have Not Obtained and Opinion of Counsel	74

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Possible Legislative Tax Changes	75
State and Local Taxes	76
ERISA Considerations	76
Annual Valuation	76
Plan Assets Generally	77
REPORTS TO MEMBERS	78
INDEMNIFICATION AND DISCLOSURE OF THE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	79
AVAILABLE INFORMATION	80
FINANCIAL STATEMENTS	81

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SUMMARY INFORMATION

Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled Risk Factors and the Financial Statements and Notes.

MV FUND II, LLC
We were organized on September 2, 2003 as a Nevada limited liability company. We have no operating history and you will therefore have only very limited information to determine the likelihood of our achieving our investment objectives. Under our operating agreement, our existence will end on August 27, 2047, unless the members vote to extend our existence. Our offices are located at 7311 W. Charleston Blvd., Suite 110B, Las Vegas, Nevada 89117, and the telephone number is (702) 256-6337.

FUND MANAGER
Our Managing Member is MV Funding Group, Inc., a Nevada corporation, incorporated on September 5, 2003. MV Funding has no history of managing or involvement in funds of the type that is being offered and thus you will also have no past performance criteria of MV Funding upon which to evaluate the likely performance of the Fund in the future. MV Funding shares our office location and phone number. Also, as a result of MV Funding’s lack of prior experience, it is more likely to make mistakes. We will, therefore, be relying heavily on the knowledge and experience of MV Funding’s officers, Sam Medley and Rowe Nelson. Sam Medley has been in the mortgage business for the past 7 years and has managed a large portfolio of various businesses and investments.  Formally President and Co-Founder of Crest Mortgage Fund in Dallas, TX, he was involved in the marketing and management of that business venture. Rowe Nelson has been in the mortgage industry for 7 years and has a broad financial/accounting background.  He is a direct endorsed Underwriter (FHA) and has training in Fannie Mae’s Desktop Underwriting and Freddie Mac’s Loan Prospector.  Formerly with Crest Mortgage Fund in Dallas, TX, he was Vice President and involved in all aspects of the operation of that Fund.  Mr. Nelson has also served as a liaison and consultant between the Department of Housing and Urban Development, various mortgage companies, and warehouse banks.

INVESTMENT POLICIES AND RELIANCE ON MV FUNDING
We will invest in mortgage loans where our collateral is real property located in the United States. There may be commercial or residential buildings on the real property, and our collateral may also consist of real property with buildings under construction or no physical structures at all.  We do not intend to invest in or own real property; however, we may own real property if we foreclose on a defaulted loan.

MV Funding controls our daily business affairs and, subject to the provisions of our Operating Agreement, may modify our investment policies without your consent. Investors only vote on limited matters such as changing our structure or changing our basic business purpose. Thus, you will have little control over our operations and where funds are invested.

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ESTIMATED USE OF PROCEEDS OF OFFERING
MV Funding has not yet identified the mortgage loans that we will invest in with the proceeds of this Offering. As a result, you will not have an opportunity to evaluate for yourself the value of all of the real properties that will constitute our collateral or the creditworthiness of all of our borrowers. We currently plan to invest our available funds in mortgage loans using the following approximate percentages for each of the identified types of real property:

                                    Commercial Property         60%
                                    Residential Property           20%
                                    Raw Land        20%

We anticipate that we will invest approximately 93% of the gross proceeds of this Offering in mortgage loans. We will use approximately 3% of offering proceeds as a working capital reserve and 4% will go to the managing member as an Organization Fee and used to pay offering expenses.

There is a $500,000 minimum amount that must be raised in order to begin the operations of the fund. In the event that all membership interests are sold in this offering, we will have $46,500,000 to invest in mortgage loans. In the event that 50% of the membership interests are sold in this offering, we will have $23,250,000 to invest in mortgage loans. In the event that 25% of the membership interests are sold in this offering, we will have $11,625,000 to invest in mortgage loans. In the event that the minimum number of membership interests are sold in this offering, we will have only $465,000 to invest in mortgage loans.

In the event only the minimum amount of $500,000 is raised, management believes that we will be able to operate the Fund, making loans and generating income. However, as a result of having less capital to invest in loans, we will be more limited in our choice of investments and at higher risk of failure due to default because, in such a case, any single default would represent a large proportion of the fund's assets.

CONFLICTS OF INTEREST ASSOCIATED WITH MV FUNDING

We have no directors, officers or employees and depend entirely on MV Funding to manage our operations. MV Funding will face various conflicts of interest in managing our affairs. Among these conflicts is the fact that MV Funding will be receiving fees directly from borrowers that would otherwise increase our returns. These fees include the fees listed under the section entitled Fees Paid by Borrower in the discussion of compensation in the main body of this prospectus.

The Fund's attorneys are also working for MV Funding and there is no independent member of the board of MV Funding. Consequently, any breaches of MV Funding's duties to the Fund may not be aggressively acted upon

In addition, we are likely to do some business with Mountain View Mortgage, a former subsidiary of MV Funding, if it provides us with acceptable loan investment opportunities. This would result in fees from borrowers being earned by both companies,

8

which would benefit Sam Medley, the President, and Rowe Nelson, the secretary/treasurer, the officers of MV Funding and Mountain View, who also have an interest in Mountain View. For more information on this relationship see the discussion on Management beginning on page 52. Mountain View’s business is to broker residential loans which are anticipated to only represent approximately 10% of our loan investments. As a result, management anticipates puchasing only about 5% of our loans from Mountain View; however, nothing contained in the operating agreement would prohibit management from purchasing more than the anticipated 5% of loans from Mountain View.

COMPENSATION AND FEES PAID TO MV FUNDING

MV Funding will receive the following compensation:

Offering Stage:
In the offering stage, MV Funding will receive 4% of all capital contributions made by members as an organization fee. All our expenses in connection with this prospectus will be paid directly by MV Funding out of this organization fee.

Operational Stage:
In the operational stage, MV Funding will receive substantial fees as a result of our investment in mortgage loans. Most of these fees will be paid by borrowers for obtaining, processing, making, brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees will be paid on an up-front basis. The fees for these services are described in greater detail in the main body of this Prospectus.

In the operational stage, MV Funding will also receive a managing member income interest of 0.25% of the interest income generated by the loans we make.

All expenses of our operation and of the prossessing and servicing the loans we make will be paid by MV Funding out of these upfront fees and MV Funding’s managing member income interest.

Consequently, the only fees to be paid to MV Funding out of capital contributions or earnings of the Fund are the 4% organization fee and the 0.25% income interest.

DISTRIBUTION OF INTEREST, PRINCIPAL, AND PROCEEDS TO MEMBERS

Our mortgage loans will generate monthly payments of interest and principal from borrowers. All net income attributable to interest payments received from borrowers will be distributed monthly, 30 days in arrears, in cash to the members in proportion to their share of the Fund or to indemnify the officers and directors, if necessary, as required by the operating agreement. Note that management does not anticipate the need to indemnify officers or directors; however, the operating agreement allows us to indemnify the officers and directors out of the assets of the Fund from losses and liabilities they incur when performing services for the Fund in good faith and in the best interest of the Fund, as long as the liability or loss was not the result of the negligence or misconduct by the officer or director.

9

LIMITATION ON THE TRANSFER AND REDEMPTION OF MEMBERSHIP INTERESTS

Your rights to sell or transfer membership interests are very limited. There is no public market in which you can sell your membership interests and we do not expect a public market to emerge anytime in the future. Moreover, MV Funding must approve any new members and all transfers of membership interests must comply with the Operating Agreement. While you will be allowed to terminated your membership and obtain a return of your investment, such redemption is also limited under the operating agreement. Consequently, you will have a difficult time trying to obtain cash for your membership interests. These limitations include:

  A one year limit on the withdrawal of a membership interests.
  We can only make cash payments from net proceeds and capital contributions.
  MV Funding must determine that a proposed withdrawal will not impair the capital or operation of the Fund.
  We are not required to sell any portion of our assets to fund a withdrawal.We will not permit more than 2% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon dissolution of the Fund, and there is a yearly limit of $100,000 subject to the Manager's discretion to allow a greater amount. Thus, if only the $500,000 minimum capital is raised, the 2% limit would allow only $9,600 to be withdrawn during any calendar year, except upon dissolution.
OPERATING AGREEMENT

Your relationship with the Fund and with MV Funding will be governed by our Operating Agreement. The Operating Agreement is discussed in more detail in the section entitled Summary of Operating Agreement, Rights of Members and Description of Membership interests in the main body of this prospectus. If any statements in this prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as Exhibit A to this prospectus.

OFFERING AMOUNT
We are offering for sale up to 20,000 membership interests at $2,500 per unit. The minimum initial purchase is one (1) membership interest for $2,500, except to the extent that state suitability standards dictate otherwise. We must sell a minimum of 200 units or $500,000 in order to begin the operations of the Fund. Until this minimum is reached all investment money received will be held in a segregated account, unused. If this minimum is not reached, any investment money will be returned to the investors. Once the minimum is reached, all money held in the segregated account will be released into the Fund to start operations.

10

TAX CONSEQUENCES

In the opinion of counsel, we will be treated for federal income tax purposes as a partnership. If we do not remain qualified as a partnership for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you. You should note that our counsel was unable to opine as to whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes. In such a case, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you. Based on current plans and the structure of the partnership, management believes it is most likely that we will be treated as a partnership for tax purposes and thus you will be required to pay income taxes on your share of distributive income generated by the Fund’s investments. Distributive income includes all interest received net of the 0.25% income interest paid to MV Funding. The amount of this tax will depend on your personal income tax situation and thus we urge you to consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the membership interests. For more information, please see the the tax risk sub-section of the risk factors section on page 19.

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RISK FACTORS

We urge you to carefully consider the following risks and other information in the prospectus before purchasing membership interests.

Risks Generally Associated With Your Investment In The Fund

Because We Have No Operating History, You Will Have Limited Information Upon Which To Base Your Investment Decision

We were organized on September 2, 2003 as a Nevada limited liability company and have no operating history. We have limited external sources of financing and are primarily relying on capital contributions received via this Offering. As a result, you will have only limited information to determine the likelihood of us achieving our investment objectives and upon which to base your investment decision.

Because Our Managing Member Has No History Of Operating Mortgage Funds, It Is More Likely To Make Mistakes In The Operation Of Our Business And You Will Have More Limited Information Upon Which To Assess Our Likelihood Of Success

MV Funding’s lack of any operating history and any significant resources, which include insufficient capital, to operate a mortgage loan fund may lead to mistakes in investment or other management decisions resulting in a loss of your investment or a reduction of your income interest. As a result, we will be relying on the knowledge and experience of Sam Medley and Rowe Nelson as key employees of MV Funding who have numerous contacts and a number of years of experience in the mortgage lending business.

Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. MV Funding’s limited experience may impact its ability to make prudent investment decisions on our behalf.

Moreover, this lack of any operating experience is another factor that will limit your ability to fully evaluate our likelihood of success in the operation of the Fund.

Because Our Minimum Offering Amount Is Only $500,000, In The Event You Are Only One Of A Few Investors In The Offering, You May Not Be Able To Avail Yourself Of The Benefits Associated With Economies Of Scale

We must sell a minimum of 200 units or $500,000 in order to begin the operations of the Fund. Once the minimum is reached, all money held will be released into the Fund to start operations and there is no assurance that any additional membership interests will be sold. In addition, in this regard, MV Funding’s absence of any history of operating funds may make it more difficult for it to sell our membership interests. Consequently, you may be one of only a few to invest in the offering and, therefore, you may not enjoy the benefits that are offered by being a part of a larger fund. Specifically, you would not be able to absorb losses on a few loans that would otherwise be possible with a larger portfolio. You may also assume a greater level of risk than anticipated given that it is more difficult to diversify away risk without a larger portfolio.

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Because There Is No Market For Membership Interests And The Redemption And Sale Of These Interests Is Limited Under Our Operating Agreement, You Will Have A Limited Ability To Liquidate Your Investment

There will be no public trading market for the membership interests, and you cannot freely sell or transfer your membership interests or use them as collateral for a loan. Our Operating Agreement restricts the transfer of membership interests so that we may avoid being classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the membership interests of all our members, MV Funding must consent to any sale or assignment of your membership interests. MV Funding will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the membership interests may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your membership interests in a timely manner and you should anticipate holding the membership interests for at least one year and generally much longer.

Because We Depend On Key Personnel Of MV Funding, Their Absence Could Impair Our Operating Results And The Return On Your Investment

We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of MV Funding, including Sam Medley and Rowe Nelson, both of whom would be difficult to replace because of their extensive experience in the field and extensive market contacts. If either of these key employees were to cease employment or reduce the time they were available for our business operations, our operating results could suffer. Our future success also depends in large part upon MV Funding’s ability to hire and retain additional highly skilled managerial, operational and marketing personnel. MV Funding may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans and who also have contacts in the market. In the event that MV Funding is unable to attract and retain key personnel, our operating results may be impaired which can reduce your return on your investment.

Because Our Mortgage Loans Will Not Be Marketable, Our Ability To Hedge Our Exposure To Risk Will Be Reduced, Potentially Resulting In Reduced Returns To You

We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns.

Because Our Loan Portfolio Will Not Be Geographically Diversified, We Will Have A Higher Risk Of Loss

The officers and directors of MV Funding who will be making our investment decisions are located in Las Vegas, Nevada and have their main contacts and experience in Nevada

13

Utah and Texas. While management intends to seek out mortgage investment opportunities in other states so as to obtain the most advantageous deals, because of their knowledge base and experience in Nevada, management is more likely than not to find and invest in mortgage loans in a disproportionate amount in Nevada, Utah and Texas. There are no specific known, unique risks associated with investments in mortgage loans in these states, but there is a general risk associated with a lack of diversity.

Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. If our portfolio is not diversified geographically, as we expect, our risk of losses will be increased which will reduce your income and distributions.

Risks Associated With Known Conflicts of Interest

The risk factors below describe material conflicts of interest that may arise in the course of MV Funding’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

Because Of Other Time Commitments, MV Funding’s Officers May Face Conflicts In The Allocation Of Their Time, Which Can Impede Their Effectiveness On Our Behalf And Reduce Our Operating Results

Several of MV Funding’s officers are employed in a similar capacity in other companies. As a result, MV Funding’s officers may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, MV Funding’s officers will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that MV Funding’s officers and its key people are required to devote to the Fund. Thus, MV Funding may not spend sufficient time managing our operations, which could result in our not meeting our investment objectives and a reduction in our operating results.

Because MV Funding Is Entitled To Receive All Points and Upfront Fees Generated From Borrowers, It Will Have An Incentive to Accept Lower Interest Rates In Return For Higher Upfront Fees, Which Would Reduce The Amount Of Interest Payments That Would Be Available For Distribution

MV Funding will be entitled to receive all the upfront fees paid by borrowers for transactions involving loans we make. Consequently, in negotiating loans, they will have incentive to create loans with higher upfront fees and lower interest rates. This places MV Funding in a conflict of interest with our other members who receive substantially all of the interest generated from these loans but none of the upfront fees. As a result, you as a member may receive less interest income and distributions.

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If We Invest In Mortgage Loans With Other Lenders, Conflicts May Arise Which Reduce Our Earning

We will consider investing in or purchasing loans jointly with other lenders, some of whom might be affiliates of MV Funding. Although it is not our intention to lose control, there is a chance that we will be unable to remain as the lead lender on all the loans we make in the future. Conflicts with our co-participant affiliate lender may result in decisions that reduce the potential interest we earn on any loan we made together and thus your return on investment.

If We Are Required To Indemnify Our Manager, The Amount Of Funds Available For Distribution To You May Be Reduced

Pursuant to our Operating Agreement, we may be required to indemnify MV Funding or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The effect of such indemnification may reduce the amount of funds we have available to distribute to you and thus reduce your return on investment.

Because The Fund's Attorneys Are Also Working For MV Funding And There Is No Independent Member Of The Board Of MV Funding, Breaches Of MV Funding's Duties To The Fund May Not Be Aggressively Acted Upon

Our attorneys are also working for MV Funding and there is no independent member of the board of MV Funding. Consequently, any breaches of MV Funding's duties to the Fund may not be aggressively acted upon and the Fund could be harmed by inappropriate actions of management gone unchecked.

Tax Risks

If We Were To Be Classified As A Publicly Traded Partnership, We Would Be Subject To Corporate Taxation And Your Cash Flow And Distributions Would Be Reduced

Our counsel was unable to opine as to whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. While management does not believe we will be classified as a publicly traded partnership for tax purposes, if we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes. In such an event, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would also be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your membership interests. Further, if we were taxed as a corporation, your cash flow, the distributions you receive and the value of your membership interests would be significantly reduced.

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If We Were Deemed Not To Be Engaged In A Trade Or Business By The IRS, Your Tax Benefits Would Be Limited

While our management believes that we would be determined to be engaged in a trade or business for tax purposes, we do not have an opinion of counsel to that effect. If we are deemed not to be engaged in a trade or business, the tax benefits of partnership status would be adversely affected in that your share of our expenses would be deductible only to the extent that all of your miscellaneous itemized deductions exceeded two percent of your adjusted gross income.

If Management Fees Paid To MV Funding Were Determined By The IRS To Be Commercially Unreasonable, Your Cash Flow And Distributions Would Be Reduced

Our counsel did not opine as to the proper tax treatment of certain fees MV Funding may receive as such treatment depends on circumstances arising during and after the Offering. Such fees and expenses include: the credit MV Funding may receive for fees paid to non-affiliates in connection with the offering; the management fee of 0.25%; and administrative fees of up to 3% on the sale of foreclosed properties. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable. If such fees are determined not commercially reasonable, the deduction of the fees could be curtailed and the resulting taxable income charged to the individual members.

Because We Are Obligated To Distribute Nearly All Interest Income Received, You Will Be Subject To Income Taxes On Your Share Of Distributive Income

Based on current plans and the structure of the partnership, management believes it is most likely that we will be treated as a partnership for tax purposes and thus you will be required to pay income taxes on your share of distributive income generated by the Fund’s investments. You will also be subject to tax on the gain in excess of the cost of your membership interests upon redemption or sale of your membership interest. The amount of these taxes will depend on your personal income tax situation and thus we urge you to consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the membership interests.

If We Are Audited, The IRS Could Assess Additional Taxes With Interest And Penalties Or Other Adjustments Which Would Directly Affect Your Income Tax Returns And Taxes Owed

If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments, and additional expenses for filing amended income tax returns.

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Because State And Local Tax Laws Can Differ Dramatically From Federal Tax Laws In Their Application And In Their Effect On Individuals, You May Be Affected Differently And Adversely By State Tax Laws As A Result Of Your Investment In The Fund

Our counsel has not opined and we have done no research as to the tax effects on investors with regard to any state or local taxes; it is, however, known that state and local tax laws in general differ from federal tax laws in their application and effect. Because these laws have different effects depending on where the tax payer lives and what income bracket the tax payer is in, we can only urge you to seek the advice of your personal tax advisor as to the tax effects an investment in the fund will have upon your personal situation. We are also not aware of any specific state or local tax laws that will cause us to be taxed as a corporation; however, we have done no research on this subject either. If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS but not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

Risks Associated With The Mortgage Lending Business

Because Upon Foreclosure The Collateral May Be Worth Much Less Than The Loan Amount And Will Not Be Producing Interest Payments, Defaults On Our Mortgage Loans May Decrease Our Revenues And Your Distributions

We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. In addition, most of the appraisals are prepared on an as if-developed basis. If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you. Defaults on our mortgage loans result in no interest income being generated and a reduction in the value of your capital account if the sale of the secured property does not cover the full amount of the loan.

Because We May Be Investing In Loans That Involve Valuation Problems, Including Loans On Unimproved Land, Acquisition And Development Loans And Construction Loans, We Will Be Subject To A Greater Likelihood Of Losses

We intend to invest part of our funds in loans made for the purchase or development of raw, unimproved land. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of
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financing. In the event that the immediate sales value of the land is less than the value of the loan, our investment will be under secured and, upon default, the collateral will not be sufficient to cover the value of our loan resulting in losses that would reduce the value of your capital account. These loans are also riskier because the property is not capable of generating any income, as compared to a commercial property.

We may also invest part of our funds in acquisition and development loans. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. These loans have the same valuation issues as raw and unimproved land loans. In the event that the immediate sales value of the land is less than the value of the loan, our investment will be under secured and, upon default, the collateral will not be sufficient to cover the value of our loan resulting in losses that would reduce the value of your capital account.

We also intend to invest part of our funds in construction loans. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. Loan to value ratios on some construction loans may be calculated using as-if developed appraisals. These loans thus have the same valuation issues as raw and unimproved land loans. In the event that the immediate sales value of the land is less than the value of the loan, our investment will be under secured and, upon default, the collateral will not be sufficient to cover the value of our loan resulting in losses that would reduce the value of your capital account. These loans also have an increased likelihood of default because during construction the borrower does not receive income from the property that can be used to make payments on the loan.

Because We May Be Investing In Loans That Are Contingent On Refinancing, Including Loans on Commercial Property and Bridge Loans, We Will Be Subject To A Greater Likelihood Of Losses
We intend to invest part of our funds in commercial property loans. These loans provide funds to allow commercial borrowers to acquire income-producing property or to improve or renovate property to increase the value or net operating income of the property so that it may qualify for institutional refinancing.  Consequently, these loans may fail because the commercial borrower does not qualify for the refinancing or the improvements do not yield the anticipated increase in value or income. In such a case, the borrower may default on the loan and we may be under secured. Defaults on our loans result in no interest income being generated and a reduction in the value of your capital account if the sale of the secured property does not cover the full amount of the loan. Moreover, to the extent such loans include renovations, appraisals may include as-if valuations. In the event that valuation of the land is less than the value of the loan, our investment will be under secured and, upon default, the collateral will not be sufficient to cover the value of our loan resulting in losses that would reduce the value of your capital account.

We may also invest part of our funds in bridge loans. These loans provide interim financing (up to six months) to enable commercial borrowers to qualify for permanent refinancing. These loans are riskier because there is no assurance that the developer will qualify for the refinancing. In the event the developer does not qualify for refinancing, the developer will likely have insufficient resources to satisfy our loan resulting in a

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default. Defaults on our loans result in no interest income being generated and a reduction in the value of your capital account if the sale of the secured property does not cover the full amount of the loan. The appraisals on bridge loans may be based on either an as-is or as-if developed basis, depending on the circumstances, and therefore, may not be an accurate indicator of the fair value of the property.

If We Invest In Second Mortgage Or Wraparound Loans, Then Our Collateral Will Be First Subject To The Claims Of Another Lender, Which Could Impede Our Right To Get The Full Value Of The Loan In The Event Of Default

We may also invest part of our funds in second mortgage loans and, in rare instances, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan, plus the new funds we invest. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk that we will not be paid back because of inadequate security when we invest in each of these types of loans. In such an event, your return on investment will be negatively impacted.

Because We Plan To Make Loans Involving A Balloon Payment At Maturity, There Will Be A Higher Likelihood of Default Upon Maturity

Substantially all of the loans we intend to invest in or purchase will require the borrower to make a balloon payment on the principal amount upon maturity of the loan. A balloon payment is a payment of the entire principal balance of a loan at the end of the loan’s term where the loan required only a relatively small amount of the principal to be paid during the term of the loan. Loans with balloon payments are riskier than loans where principal is paid evenly over the loan term because the borrower's repayment depends on its ability to sell the property profitably, obtain suitable refinancing or otherwise raise a substantial amount of cash when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time will typically elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, we will have no way to obtain assurance that a borrower will have sufficient resources to make a balloon payment when due.

If We Invest In Large Loans, Then Our Portfolio Will Be Less Diverse And Our Risk Of Loss Will Be Higher

While we expect to invest in loans that constitute only a relatively small amount of the total amount raised in this Offering, MV Funding may decide to invest in larger loans depending on such factors as the performance of the Fund and the value of the collateral. These larger loans are risky because they may reduce our ability to diversify our loan portfolio. If our portfolio is unbalanced and we have an excessive amount of investments in one loan type or a smaller number of loans, our risk of loss will be higher. An undiversified portfolio is highly vulnerable to changes in the market resulting in large losses or returns based upon the conditions of the market that affect a particular loan type.

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If MV Funding Decides To Change The Portfolio Mix Of The Fund, Our Portfolio May Be Less Diversified, Resulting In An Increase In Our Risk Of Losses

Our investment policies and lending standards leave substantial room for our manager to change our portfolio mix. If MV Funding decides to make such changes so that our portfolio becomes unbalanced and we have excessive exposure to one loan type, we will face a higher risk of losses from market shifts. As a result, the flexibility given to the manager to alter our investment policies and loan standards may result in an increase in your risk exposure beyond the level of risk that you are comfortable assuming.

If MV Funding Decides To Invest In Loans Where The Collateral Is An Interest In A Lease, Our Risk Of Loss Will Be Higher

We may invest part of our funds in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have to assume is the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted by the lease. In the event of default under such a loan our operating results will likely be negatively affected, which will impact your return on investment.

Because Of Legal Protections For Borrowers And Other Secured Lenders, We May Have Difficulty Protecting Our Rights As A Secured Lender, Resulting In Our Inability To Recover A Portion Or All Of Our Investment In The Event Of Default

Rights of borrowers and other secured lenders may limit our ability to enforce our rights as a lender. For example:
  Foreclosure is subject to procedural limitations and may be subject to the delays of protracted litigation. Our collateral may deteriorate and decrease in value during any delay in foreclosing on it.
  The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property for a period of time.
  Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.
  The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.
  We may not be able to pursue deficiency judgments after we foreclose on collateral under state law.
  State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any foreclosure action.
Because of Certain Environmental Laws, If We Become The Owner Of Property After a Foreclosure, We May Become Liable For Unforeseen Environmental Obligations And Incur Large Expenditures

We intend to own real property only if we foreclose on a defaulted loan and purchase the

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property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

Risks of Underwriting Standards and Procedures.

Because We Will Be Using More Lenient Underwriting Standards And Procedures In Determining Borrowers Qualifications, We Expect To Run A Greater Risk Of Default On Our Loans

Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders. The loans we will invest in will thus have a greater risk of default. We also expect to approve mortgage loans more quickly than other mortgage lenders. Due to the nature and speed of our loan approval process, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. This may lead to a bad investment decision being made by MV Funding and thus will result in a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and reduce the amount we have available to distribute to you.

Because Our Loans Are Not Guaranteed By Any Government Agency, We Run A Greater Risk That Our Revenues And The Amount Available For Distribution To You Will Be Decreased

Our loans are not insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. A reduction in revenue due to defaults will likely reduce the income to you. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in losses on the sale of the under secured property.

Risks Related to Interest Rates

Because Our Results Are Subject To Fluctuations In Interest Rates And Other Changing Economic Conditions, A Change In Rates Could Result In A Decrease In Income Available For Distribution To You

Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This will have a direct negative effect on our income and funds available for distribution to you. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending

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may mean we will have fewer loans to acquire, thus also reducing our revenues and the distributions you receive.

If Interest Rates Fluctuate, Our Revenue May Decrease And Investor Distributions Will Decline

One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased or prepay their mortgages when interest rates decrease. This creates two risks for us:

  If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk. Additionally, any fees paid to extend the loan are paid to MV Funding, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans. Finally, there is no assurance that rate increases permitted under our loans will be adequate if interest rates have increased beyond the range contemplated by our loan documents.
  If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss.
If Interest Rates Decrease, We May Have A Reduction In Our Revenue Attributable To Our Borrowers Prepaying Their Loans To Take Advantage Of More Favorable Rates

We expect that a large portion of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. A reduction in revenue due to prepayments might reduce the income available for distribution to you due to reduced interest income.

If Our Competition For Mortgage Loans Decreases Interest Rates Or Makes Loans More Easily Accessible, Our Yields And Fees Will Be Reduced Which Will Impact Our Revenues And The Distributions You May Receive

Our competitors consist primarily of conventional mortgage lenders and mortgage loan investors including commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders. Many of the companies have substantially greater financial, technical and other resources than we do. Consequently, if our competition decreases interest rates on their loans or makes funds more easily accessible, we will be required to follow their lead. This will likely result in a decrease of the yields on our loans and an increase in the costs associated with making loans, both of which would reduce our revenues and the distributions you receive.

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USE OF PROCEEDS

The funds we receive pursuant to this Offering, or otherwise, will not be commingled with the funds of MV Funding or any other party. We will invest approximately 93% of the Offering proceeds in mortgage loans, with 4% of the total proceeds going to the managing member as an Organizational Fee to cover expenses of the offering and 3% being held in reserve. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital.

There is a $500,000 minimum amount required to close this offering and begin the operations of the fund. The following table contains information about the estimated use of the gross proceeds of this Offering assuming that the minimum, 25%, 50%, and all of the membership interests are sold.

	Assuming all membership interests are sold	Assuming 50% of the membership interests are sold	Assuming 25% of the membership interests are sold	Assuming minimum membership mnterests are sold	Pecentage of Total Offering
Gross Offering Proceeds	$50,000,00	$25,000,000	$12,500,000	$500,000	100.0%
Less: Organization Fee	$2,000,000	$1,000,000	$500,000	$20,000	4.0%
Net Amount Received in this Offering	$48,000,000	$24,000,000	$12,000,000	$480,000	96.0%
Less: 3% Working Capital Reserves	$1,440,000	$720,000	$360,000	$144,000	2.9%
Total Cash Available for Investment in mortgage loans	$46,560,000 =========	$23,280,000 =========	$11,640,000 =========	$336,000 =======	93.1% =====

Although our expenses in connection with this Offering are billed directly to us, MV Funding will pay all expenses related to this Offering. MV Funding will receive 4% of all capital contributions made by members as an Organizational Fee to cover these expenses.

Borrowers will pay to MV Funding all acquisition, selection, processing, extension, brokerage and selling expenses for loans we make. Consequently, these expenses do not appear in the table above. Moreover, borrowers are expected to pay points and other upfront fees directly to MV Funding for the loans we make, which will be used along with MV Funding’s managing member income interest to pay all expenses of our operation. We will therefore not be directly responsible for any operational expenses, other than the fees paid to MV Funding. Consequently, your distributions should not be affected by any normal operating expenses.

MV Funding has not set the amount of sales proceeds to be allocated to the various types of

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mortgage loans in which we invest, except to the extent of the guidelines described in the section entitled Investment Objectives and Policies. MV Funding reviews each loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in mortgage loans. We do not expect to use any of the proceeds of this offering to acquire assets, other than in the ordinary course of our business through foreclosure or similar process.

Pending investment in mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account at a bank not yet identified in Las Vegas, Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

We anticipate that we will use approximately 60% of our funds for commercial type loans; 20% for residential type loans and 20% for loans related to the acquisition of raw land. This emphasis on commercial loans and approximate mix of loan types is not expected to change based on the number of memberships sold, but may be effected by such factors as the market for each of these types of loans, and the availability of suitable borrowers in each category.

INVESTOR SUITABILITY STANDARDS

As a result of the risks inherent in an investment in mortgage loans, the membership interests are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our membership interests are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least one year, in light of the other limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase membership interests. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the offering of membership interests has been qualified in the particular state at this time.

We will not sell in any state in which we have not qualified the offering. We intend to qualify the offering in California, Nevada, Texas, Utah, Arizona and Florida.

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State(s)	1. Minimum Net Worth AND Minimum Gross Income	OR	Minimum Net Worth	AND	2. Additional Standards
Alabama, Arkansas, Colorado, Delaware, Florida, Hawaii, Idaho, Indiana, Kentucky, Minnesota, New York, North Dakota, Oklahoma, Oregon, South Dakota, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin	$45,000 / $45,000		$150,000		Minimum investment in New York is $2,500 ($1,000 for IRAs)
Arizona, Alaska, California, Iowa, Massachusetts, Michigan, Mississippi, Missouri, New Jersey, North Carolina, Texas	$60,000 / $60,000		$225,000		Minimum investment in Iowa for IRAs is $3,000. Minimum investment in North Carolina is $5,000.
Maine	$50,000 / $50,000		$200,000		N/A
New Hampshire, New Mexico	$125,000 / $50,000		$250,000		N/A
Tennessee	$250,000 / $65,000		$500,000		N/A
Nevada	$45,000 / $45,000		$150,000		Minimum investment is $5,000 ($2,000 for IRAs)
Kansas, Ohio, Pennsylvania	$45,000 / $45,000		$150,000		Investment is less than 10% of Net Worth. We will make no sales in these states until we receive proceeds of at least $5,000,000
District of Columbia, Georgia, Louisiana, Montana, Rhode Island
  These jurisdictions do not have qualified suitability requirements. We believe that it is reasonable for us to rely upon the suitability standards set forth above for Alabama et al. when selling membership interests to residents of these jurisdictions.

Connecticut, Illinois, Maryland, South Dakota, Wyoming	No minimum requirements. Disclosure state only. We will follow the guidelines for the preponderance of the states above in selling membership interests in these states.

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In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if they lack the capacity to invest.
You must represent to us that you have the capacity to invest by confirming that:
  you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and
  if you are a trustee, you are the trustee for the trust on behalf of which you are purchasing the membership interests, and have due authority to purchase membership interests on behalf of the trust.
If you are purchasing as a fiduciary, you will also represent that these representations and warranties are accurate for the person(s) for whom you are purchasing membership interests.

By executing the subscription agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The subscription agreement also contains a series of short questions so that we may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the internal Revenue Code relating to retirement plans.

To assure that this Offering complies with applicable state law, each dealer selling our membership interests is required to:
  inquire diligently of all prospective investors to assure that our membership interests are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;
  for at least six years, maintain records of the information used to determine that an investment in membership interests is suitable and appropriate for each investor; and
  transmit promptly to us all properly completed and executed subscription agreements.
To Purchase Membership Interests

To purchase membership interests you must have received the prospectus prior to completing and signing the subscription agreement. You must deliver the subscription agreement to the Manager, together with payment for the number of membership interests specified in the subscription agreement. We may accept or reject your subscription in whole or in part.

Our acceptance of your subscription agreement is effective when we countersign it, for the number of membership interests set forth in the subscription agreement. Subscriptions will be accepted no sooner than five (5) busi-ness days following the date of the Subscription Agreement or rejected within 30 days of their receipt. If we reject your subscription agreement, your funds will be promptly returned to you. If we accept the subscription agreement, you will be an owner of the membership interests and a member of the Fund within 5 business days after we accept your subscription. If we do accept your subscription agreement, we will provide you with a confirmation of the number of membership interests you have acquired. Because the membership interests are not certificated, we will not mail you a unit certificate.

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PLAN OF DISTRIBUTION

The following officers and directors are selling the Units being offered through this prospectus:

Name of Officer/Director  Position
Sam Medley                                                                                                           President and Director

In order to make the necessary sales, Mr. Medley plans to directly contact selected individuals and entities with whom they have a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any shares by Mr. Medley. Mr. Medley will be exempt from registration as a broker-dealer under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.

Rule 3a4-1 defines the safe harbor circumstances under which a person associated with an issuer, who participates in the distribution of securities, shall be deemed not to be brokers subject to registration. Mr. Medley will be able to claim this exemption because he will be able to satisfy the four requirements of the rule. First, he will not be subject to a statutory disqualification (as defined in Section 3(a)(39) of the 1934 Act) at the time of his participation in the sale of the issuer’s securities. Second, he will not receive any compensation in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. Third, he is not now and will not be at the time of his participation an associated person of a broker or dealer. Lastly, Mr. Medley as our President and one of our Directors will primarily perform substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities. Mr. Medley is not a broker dealer and has not been associated with a broker dealer within the preceding 12 months, and Mr. Medley has not and will not participate in selling an offering of securities for any issuer more than once every 12 months unless specifically permitted under the federal securities laws.

We may also use a registered broker-dealer only to assist in the sales of the Units, although at this time no such broker-dealer has been identified. If a broker-dealer is used to assist in the sales of the Units, we will allow a maximum commission of 4% on broker sales. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. In the event that we enter into an arrangement with broker-dealers to act as an underwriter, we must file a post-effective amendment to disclose that the broker-dealer is participating in the offering and acting as an underwriter. In the event that a post-effective amendment is filed, we will have to suspend our selling efforts until the amendment is effective. In addition, we must receive NASD clearance prior to the effectiveness of the post-effective amendment.

Management, principal shareholders, or their affiliates may acquire shares in the offering. There are no restrictions regarding the amount of such purchases. Furthermore, any purchases by management, principal shareholders, or their affiliates must be made on the same terms and conditions as purchases by nonaffiliated investors and with a view toward investment, not resale.

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We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of membership interests we will issue.

We will continue to sell membership interests to the public through MV Funding where permitted, and selected dealers if engaged. We will seek to sell a total of 20,000 membership interests for $50,000,000. In certain states where the Offering will be made, we may not be allowed to extend the Offering beyond one year unless we have the permission of the appropriate state agency.

As there is no established public trading market and no comparable securities for reference purposes, the price for our membership interest was determined arbitrarily by our Manager.

If you want to purchase membership interests, you should complete the subscription agreement, which you can find as Exhibit B to this prospectus and which will be provided by the person or the securities dealer that offered you the membership interests. You should return the subscription agreement and full payment for the membership interests being purchased to that dealer, and make your payment to MV Fund II, LLC. You may obtain additional copies of the subscription agreement from the Manager, whose address is 7311 W. Charleston Blvd., Suite 110, Las Vegas, Nevada 89117.

By submitting the signed Subscription Agreement with payment for the purchase of membership interests, you:

  agree to be bound by the Operating Agreement;
   grant a special and limited power of attorney to MV Funding; and
  represent and warrant that you meet the relevant standards specified in the Subscription                                                                                       Agreement and are eligible to purchase membership interests.
Neither MV Funding nor any securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

SUMMARY OF OPERATING AGREEMENT,
RIGHTS OF MEMBERS AND DESCRIPTION OF MEMBERSHIP INTERESTS

This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your membership interests. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

Your Status

Our acceptance of your subscription agreement is effective when we countersign it. Subscriptions will be accepted or rejected no sooner than 2 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your subscription agreement, your funds will be promptly returned to you. If we accept your subscription and payment for membership interests, you will receive membership interests in, and be a member of, the Fund within 10 business days after we accept your subscription. We will promptly send you a confirmation of the number of membership interests you have acquired. This will be evidence that you are a member of the Fund. As a member, you have the rights that are outlined in this

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prospectus.

Limited Liability of Members

As described in the opinion of our counsel provided as Exhibit 5.1, we are a limited liability company under Nevada law. Nevada Revised Statute Section 86.371 provides that, unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company formed under the laws of the State of Nevada is individually liable for the debts or liabilities of the company. The Operating Agreement provides no disclosure that the manager of member will be individually liable for the debts or liabilities of the company. In addition, the Operating Agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

Term of the Fund

The Fund’s existence will cease on August 31, 2047. Before then, only the managing member may dissolve it sooner. Additionally, we may dissolve earlier if MV Funding ceases serving as the Manager.

Meetings

MV Funding may call meetings of the members. MV Funding has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

Voting

Voting of Members is extremely limited. Meetings of the Members may be called only by the Manager and must occur within the State of Nevada. A majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. As a member, you may only vote on issues brought to the members by the Manager at meetings called by the Manager. You will have no specific right to vote on any particular issue affecting the business or the Fund.

Amendment of the Operating Agreement

Our Manager, MV Funding may amend the Operating Agreement without your consent or vote to:
  remedy any ambiguity or formal defect or omission,
  conform it to applicable laws and regulations, and
  make any change which, in the judgment of MV Funding, is not to the prejudice of the members.
MV Funding, however, may not make any amendment to the operating agreement that will change the fees it will receive as manager, or the amount you will receive in distributions as a member.

Description of the Membership interests

Each membership interest represents an undivided equity interest in a Nevada limited liability

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company. The membership interests in the Fund are not evidenced by a certificate. Membership interests are non-assessable and are entitled to a pro rata share of the Fund's profits and losses in accordance with the terms of the Operating Agreement. There are no outstanding securities senior to the membership interests.

Capital Accounts

MV Funding will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts each month. Your capital account will increase by the amount of additional capital contributions you make, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of membership interests you own.

Except for when we write down our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. Consequently, the amount in your capital account may not reflect your portion of the fair market value of our underlying assets. This is a continuous offering in which allocations and distributions of income generated each month will be made based on the proportionate interest of capital accounts each month. All interest income generated each month will be distributed out to the members, and any losses incurred will be netted against income for that month on a continuous basis.

If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your membership interest in the fair market value of our underlying assets may be less than two thousand five hundred dollars. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your membership interest in the realized gains in the fair market value of our assets will be shared with the new members making the contribution. This will result in a dilution in the value of your membership interest in the fair market value of our underlying assets.

Unit Repurchases and Deemed Distributions

The number of membership interests you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of membership interests in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of membership interests that we have redeemed and the number of membership interests that you still own as a result of the redemption.

Additionally, for tax purposes, you will be deemed to have received a return of capital and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service were to disagree, you may have a tax liability with no cash distributions to pay that liability.

Write-Down of Investments

As indicated above, we will make quarterly downward adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these downward adjustments as

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write-downs. We will make any necessary write-downs within 30 days following the end of each calendar quarter. Our accountants will then evaluate the write-downs in accordance with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

Members' Return on Investment

Our mortgage loans will generate monthly payments of interest and/or principal to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly, 30 days in arrears in cash. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions less the organization fee. We cannot make distributions to you until we have received the proceeds from the Offering and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

We will distribute all net income attributable to interest we receive from borrowers as required by our operating agreement. Note that management does not anticipate any uses other than those required to indemnify officers or directors, if any, will take priority in the distribution of cash generated by the interest payments to investors. When we distribute net income attributable to these payments, all distributions will be made to the members in proportion to their contributed capital.

Net proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, or the net proceeds of a foreclosure sale. MV Funding may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

  reinvesting in new loans,
  improving or maintaining any properties that we acquire through foreclosure, paying permitted operating expenses, or
  distributing to the members.
Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Reinvestment of Proceeds of Capital Transactions

We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Our Operating Agreement provides that if we reinvest the proceeds, you will be deemed to have received a distribution of

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capital and recontributed the same amount to us for tax purposes. We will reinvest proceeds from a capital transaction only within 7 years of the effective date of this Prospectus. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages. Membership interests purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Membership interests you acquire through the deemed recontribution of capital carry the same rights as the membership interests you acquired through your original investment.

Assignment and Transfer of Membership interests

Your rights to sell or transfer membership interests are limited. There is no public market in which you may sell your membership interests. We do not expect a public market to emerge anytime in the future. You may not sell parts of membership interests unless required by law. You will be required to get MV Funding’s approval to make any sale of your membership interests, and MV Funding may reject any proposed transfer which would jeopardize the tax status of the Fund. You may transfer your membership interests using a form approved by MV Funding and must obey all relevant laws when you are permitted to transfer membership interests. Any person who buys membership interests from you must meet the investor suitability requirements in his home state. MV Funding must approve any new members and all transfers of membership must comply with the Operating Agreement. MV Funding’s consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code. In the event MV Funding approves of such transfers or assignment, our records will be amended to reflect such transfer or assignment within one month of the transaction.

Repurchase of Membership interests, Withdrawal from the Fund

You will be required to hold your membership interests for at least one year. After the one year holding period, you may redeem your membership interests by submitting a written request 60 days prior to the proposed date of redemption to MV Funding, subject to our having adequate funds to make the requested redemption and subject to an overall cap that not more than 2% of the membership interests may be redeemed in any tax year. Overall, the operating agreement requires the following conditions be met for your to withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account:
  You may not withdraw from the Fund until one year after you purchased your membership interests.
  We can only make cash payments from net proceeds and capital contributions.
  MV Funding must determine that your proposed withdrawal will not impair the capital or operation of the Fund.
  We are not required to sell any portion of our assets to fund a withdrawal.
  The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.
  We will not permit more than 2% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon dissolution of the Fund, and there is a

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          yearly limit of $100,000 subject to the Manager's discretion to allow a greater amount .
  If your capital account is reduced below $2,500 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your membership interests, and you will then cease to be a member.
  All requests for withdrawal are on a first-come, first-served basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his or her withdrawal request is paid in full.
Special Power of Attorney

Under the terms of the Operating Agreement and the subscription agreement, you appoint MV Funding your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your membership interests even if they are assigned.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the membership interests was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Fund. Nor was any such person connected with the Fund as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

OUR BUSINESS STRATEGY

Our business strategy is to generate current income in order to invest in mortgage loans. We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The strict underwriting standards and length of time required by traditional mortgage lenders such as commercial banks leaves some borrowers unable or unwilling to obtain needed financing.

We will loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. Generally speaking, we will adopt underwriting standards that are less strict than traditional mortgage lenders and our loan approval process will be faster than traditional lenders. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and we will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop).

We believe that by focusing on the value of the underlying real estate which will serve as collateral on our mortgage loans, we can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. We will generally spend not more than 20 days assessing the character and credit history of our borrowers.

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We will focus our underwriting review on the value of the collateral which secures our loans.

We will depend on the experience and contacts of the officers of MV Funding to identiify and process loans for us. We expect that acceptable loans will be brought in over time in a 30-60 day delay from when we receive the funding that will be used to make the loans from investors. Management believes that based on the current market and experience of the officers of MV Funding, we will be able to place loans to the extent of substantially all of our net funding within this time frame.

MV Funding has agreed to provide us with facilities and staffing for our operations at its expense, out of its income interest or fees it receives from borrowers. These facilities will include approximately a 2,500 square foot leased office space. MV Funding anticipates that following funding and within the first twelve months of operations, it will hire five people to manage the loan approval and funding process.  MV Funding believes that the size of this office space and this number of new employees along with its officers should be adequate to handle the origination and processing of loans to the amount of this offering.

As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We assume more risk than traditional mortgage lenders. In return, we seek to generate higher yields from our mortgage loans.

INVESTMENT OBJECTIVES AND POLICIES

We will invest in mortgage loans throughout the areas in which MV Funding’s officers have experience, primarily California, Nevada, Colorado, Missouri, Texas, Utah, Alaska, Alabama and Oklahoma. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, MV Funding and its officers have limited experience outside of these areas. The loans we invest in will be selected for us by MV Funding from among loans originated by mortgage brokers. MV Funding anticipates identifying and pursuing loans from both affiliated and non-affiliated brokers and choosing from among the best loans it’s management is able to find. When a mortgage broker originates a loan for us, that person identifies the borrower, processes the loan application, makes or invests in the loan and brokers or sells the loan to us. We believe that our loans will be attractive to mortgage brokers and borrowers because of the expediency of our loan approval process, which will take about 10 to 20 days. We anticipate that MV Funding may originate some of the loans we decide to invest in. We expect, however, that this will represent less than 10% of our resulting loan portfolio.

We anticipate that because of our increased willingness to purchase riskier loans, we are likely to be able to obtain loans with higher interest rates than the rates charged by conventional lenders. We will invest a significant amount of our funds in loans in which the real property being developed is not generating any income to the borrower. We anticipate about 60% of our assets will be invested in commercial type loans and approximately 20% of our assets will be invested in residential type loans and an equal amount in loans on unimproved property.

These percentages are an approximate representation of how our portfolio is expected to be comprised, but they are not binding upon our Manager. Our operating agreement allows our Manager wide discretion in its decisions on portfolio representation for each loan type and the loan to value ratio that is used to approve a loan.

In addition to those policies contained in this prospectus and the Operating Agreement, MV Funding may establish written policies on loans and borrowings.

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Our principal investment objectives will be to:
  Produce revenues from the interest income on our mortgage loans;
  Provide monthly cash distributions to you from the net income earned on our mortgage loans;
  Preserve your capital contributions: and
  Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.
We cannot assure you that we will achieve these objectives or that your capital will not decrease. MV Funding may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. MV Funding has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage lender.

Acquisition and Investment Policies

We will seek to invest substantially all of the Offering proceeds in mortgage loans, after paying applicable fees and expenses, if any. We anticipate that we will invest about 93% of the Offering proceeds in mortgage loans. Approximately 3% will be held as a working capital cash reserve and 4% will be paid to MV Funding as an organizational fee. Currently, MV Funding does not have any arrangements, understandings, relationship or affiliations with any group of borrowers or potential borrowers, including any construction firms or land developers.

The majority of our collateral on our mortgage loans are the real property that the borrower is purchasing or developing with the funds that we make available. We sometimes refer to these real properties as the secured properties. While we may invest in other types of loans, most of the loans in which we will invest will be made to real estate developers with a lesser proportion of loans involving land loans and bridge financing.

We will not give any rebates or enter into any reciprocal agreement with MV Funding or any of its affiliates. We do not anticipate that our mortgage investments will be insured or guaranteed by any government agency.

MV Funding will continuously evaluate prospective investments, select the mortgages in which we will invest and makes all investment decisions on our behalf. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, MV Funding considers such factors as the following:
  the ratio of the amount of the investment to the value of the property by which it is secured;
  the potential for capital appreciation or depreciation of the property securing the investment;
  expected levels of rental and occupancy rates (if applicable);
  potential for rental increases (if applicable);
  current and projected revenues from the property;

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  the status and condition of the record title of the property securing the investment;
  geographic location of the property securing the investment; and
  the financial condition of the borrowers and their principals, if any, who guarantee the loan.
MV Funding will generally obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by MV Funding to facilitate our purchase of the loans. There are no specific requirements or guidelines governing MV Funding’s discretion in determining which mortgage loans it will place with us.

We do not anticipate, at this time, investing in mortgage loans indirectly through other companies, general partnerships, joint ventures or other funds.

When selecting mortgage loans for us, MV Funding will use the following guidelines, which are intended to control the quality of the collateral given for our loans:

1. Priority of Mortgages. Generally, our assets will be secured by first mortgages. First mortgages are mortgages secured by a full or divided interest in a first deed of trust secured by the property. Other mortgages that we invest in on the secured property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

2. Loan-to- Value Ratio. We generally will use the following loan-to-value guidelines when originating loans:

Type of Secured Property	Loan-to-Value Ratio
Residential	75%
Unimproved Land	60% (of the anticipated as-if developed value)
Acquisition and Development	60% (of the anticipated as-if developed value)
Commerical Property	75% (of the anticipated post-development value)
Construction	75% (of the anticipated as-if developed value)
Bridge	75% (of the anticipated as-if developed value)
Leasehold Interest	75% (of value of leasehold interest)

We may deviate from these guidelines under certain circumstances. For example, MV Funding, in its discretion, may increase any of the above loan-to-value ratios if, in its opinion, a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, MV Funding, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised as-if developed value of the property at the time of loan origination. The target loan-to--value ratio for our loan portfolio as a whole is approximately 70%.

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MV Funding receives an appraisal at the time of loan underwriting, which may precede the placement of the loan with us. Generally, these appraisals are completed within a few months prior to investing in a loan. Also, the appraisal may have been previously performed for the borrower. The appraisal may be for the current estimated as-if developed value of the property. We will use appraisers who are licensed or qualified as independent appraisers and certified by or hold designations from one or more of the following organizations: the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to MV Funding. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. The appraisals may be for the current estimated as-if developed or as-if completed value of the property or, in the case of acquisition and development loans or construction loans, for the estimated value of the property upon completion of the project. As-if completed or as-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. An employee or agent of MV Funding reviews each appraisal report and conducts a physical inspection for each property. A physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood but generally does not include entering any structures on the property.

We will depend upon our real estate security to protect us from default on the loans that we make. We will depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. In addition, most of the appraisals are prepared on an as if-developed basis. If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

3. Construction Mortgage Loans. We will invest in construction loans other than home improvement loans on residential property. We do not anticipate that the loan-to-value ratio on construction loans in which we invest will exceed 75% of the independently appraised as-if developed value of the security property.

4. Terms of Mortgage Loans. We expect that a majority of our loans will be for a term of 12 months. Our original loan agreements will permit extensions to the term of the loan by mutual consent. Such extensions will be generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing.

We expect that many of our loans will provide for payments of interest only with a balloon payment of principal payable in full at the end of the term. In addition, we may invest in mortgage loans which require borrowers to maintain interest reserves funded from the principal amount of the loan for a period of time.

5. Escrow Conditions. Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:
  Borrowers will obtain title insurance Coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least

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equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.
  Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.
  All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of MV Funding or any other nominee.
6. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised as-if developed value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised as-if developed value of the underlying property, as determined by a written appraisal which was conducted within the then-preceding twelve months at the time of loan origination. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

7. Participation. We may also participate in loans with other lenders, including affiliates by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. Typically, we participate in loans if-:
  we did not have sufficient funds to invest in an entire loan.
  we are seeking to increase the diversification in our loan portfolio.
We may participate in loans with non-affiliates if we acquire a controlling interest, provided we would be able to direct or cause the direction of the management and policies of such participation, which would include the authority to:
  review all material contracts;
  cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;
  approve budgets and major capital expenditures, subject to a stated minimum amount;
  veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and
  exercise a right of first refusal on any desired sale by a participant of its interest in a loan, except for transfer to its affiliate.

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8. Diversification. We will neither invest in, nor make, mortgage loans on any one property which would exceed, in the aggregate, an amount equal to 20% of our capital, nor will we invest in or make mortgage loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 20% of our capital.

9. Reserve Fund. We will establish contingency working capital reserves of approximately 3% of our capital to cover our unexpected cash needs.

10. Credit Evaluations. Before making a loan, we will first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. We will also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

11. Sale of Mortgage Investments. Although we have no plan to do so, we may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when MV Funding believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them.

Purchase of Loans from MV Funding

In addition to those loans MV Funding selects for us, we will purchase loans that were originated by MV Funding or other parties, as long as the loan satisfies all of our lending criteria. However, we will not acquire a loan from or sell a loan to a mortgage program in which MV Funding has an interest.

Types of Loans We Intend to Invest In

We will primarily invest in loans which are secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans. The disclosure that follows is an approximate representation of how our portfolio will be comprised. None of these standards are binding upon our Manager. The assumed portfolio representation for each loan type and the loan to value ratio contain significant concessions that allow the Manager to use its discretion to exceed these limits.

Raw and Unimproved Land Loans

Approximately 20% of our assets will be invested in loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the appraised value of the property and the borrower's actual capital investment in the property. Typically, we will invest in loans with a face value of up to 60% of the as-if developed appraised value of the property and we usually require that the borrower have invested in the property actual capital expenditures of at least 25% of the property's value. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser, upon which development is dependent on availability of financing.

Acquisition and Development Loans

Some of our assets may be invested in acquisition and development loans. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing

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utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of up to 60% of the appraised value of the property. Loan to value ratios on some acquisition and development loans may be calculated using as-if developed appraisals. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above.

Construction Loans

Some of our assets may be invested in construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraisal of the value of the property and proposed improvements, and will arrange loans for up to 75% of the appraised value. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above.

Commercial Property Loans

Approximately 60% of our assets may be invested in commercial property loans. Commercial property loans provide funds to allow commercial borrowers to acquire income-producing property or to make improvements or renovations to the property in order to increase the value or net operating income of the property so that it may qualify for institutional refinancing. We will review the appraisal of the value of the property and will invest in loans for up to 75% of such appraised value.

Residential Loans

A relatively small percentage of our assets may be invested in residential loans. These loans facilitate the purchase or refinance of one to four family residential property membership interests provided the borrower uses the property as a principal residence. We will invest in loans for up to 75% of the value of the property.

Bridge Loans

Some of our assets may be invested in bridge loans. These loans provide interim financing (up to six months) to enable commercial borrowers to qualify for permanent refinancing. We will review the appraisal of the value of the property and will generally invest in loans of up to 75% of that value. Such appraisals may be based on either an as-is basis or as-if developed basis, depending on the circumstances, and therefore, may not be an accurate indicator of the fair value of the property.

Collateral That Will Secure Our Loans

The types of collateral that will secure the loans made by us include a first deed of trust, a second deed of trust or a leasehold interest.

First Deed of Trust

The majority of the loans we will invest in will be secured by a first deed of trust. Thus, the applicable lender will have rights as a first mortgage lender of the collateralized property.

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Second Deed of Trust

Some of the loans invested in by us may be in second mortgage loans and in wraparound mortgage loans. In a second mortgage loan, the rights of the lender (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, the lender's rights will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds the lender invests. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive.

Leasehold Interest

Some of our assets may be invested in loans where the collateral is an interest in a lease.

Special Terms Of Loans We Expect To Make

Prepayment Penalties and Exit Fees

Generally, the loans we will make will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we expect will minimize the risk of lower yields.

Extensions to Term of Loan

Our original loan agreements will permit extensions to the term of the loan by mutual consent. Such extensions will be generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, we will only grant extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to, the borrower's obligation to make interest payments on the loan.

Balloon Payment

Substantially all of the loans we intend to invest in or purchase will require the borrower to make a balloon payment on the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans can involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

Repayment of Mortgages on Sales of Properties

We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates,

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the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to our members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our Operating Agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to us. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

Variable Rate Loans

We expect that most of the loans we will invest in are fixed rate loans. Occasionally we may acquire variable rate loans. Variable rate loans originated by us may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). We may negotiate spreads over these indices of up to 5.5%, depending upon market conditions when the loan is made.

It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. We will attempt to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by us will contain provisions under which the interest rate cannot fall below the initial rate.

Interest Rate Caps

Variable rate loans generally have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

Variable rate loans of five to ten year maturities are not assumable without our prior consent. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

No Trust or Investment Company Activities

We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an investment company within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a dealer in mortgage loans for federal income tax purposes.

Competition and General Economic Conditions

There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we plan to invest. No particular competitor dominates the market. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger

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economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans.

Regulation

Our operations are conducted by MV Funding and loans are expected to be obtained through independent mortgage brokers. Mortgage brokers generally conduct their businesses under a license issued by the State of Nevada Financial Institutions Division. Under applicable Nevada law, the division has broad discretionary authority over activities, including the authority to conduct periodic regulatory audits of all aspects of these types of operations.

We and MV Funding are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

Should we or MV Funding not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

HOW WE PROTECT OUR RIGHTS AS A LENDER

The following discussion is a summary of legal aspects of mortgage loan business. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of making mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Mortgages

We plan to invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the secured properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the secured property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Our plan in the event of foreclosure is to protect our investment by immediately putting the property on the market for sale once we have obtained ownership rights. It is not our intent to hold or manage any property in any way; however, in the event that we are unable to sell the property immediately for an adequate amount, we will hire independent contractors to manage the property for us so as to minimize our time and involvement until the property can be sold. Management anticipates that despite the speculative nature of some of the loans that the Fund will make, in general our loan-to-value ratios will be low enough to allow us to sell property upon foreclosure and obtain an adequate return on our investment. Management’s belief that we will be able to recover is based on its knowledge of the historical movement of property values and the

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general ability of lenders to recover their investment at the loan-to-value ratios planned for our loans.

Non judicial Foreclosure

If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing through a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights unless it is necessary.

When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the secured property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the secured property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

Our secured property may be subject to potential environmental risks. Of particular concern may be those secured properties which are, or have been, the site of manufacturing, industrial or

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disposal activity. These environmental risks may give rise to a diminution in value of the secured property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of the on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

For the foregoing reasons, we anticipate that we will require a Phase I Environmental Site Assessment of all secured properties prior to approval of any loan from us.

Second Mortgages; Rights of Senior Mortgages

We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the secured property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

The form of mortgage used by many institutional lenders also contains a future advance clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an obligatory or optional advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially

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made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them.

Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a future advance clause may also rest on state law giving priority to advances made under the loan agreement up to a credit limit amount stated in the recorded mortgage.

We can also protect ourselves by including provisions obligating the mortgagor to do the following:
  pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property,
  to maintain and repair the property,
  not to commit or permit any waste on the property, and
  to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.
Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the secured property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount

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due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

In Nevada, for example, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

Bankruptcy Laws

We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

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Enforceability of Certain Provisions

Due-On-Sale Provisions

Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

We may invest in mortgage loans which contain a debt-acceleration clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

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  the borrower may have difficulty servicing and repaying multiple loans;
  acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;
  if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;
  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the secured property.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

LEGAL MATTERS

We are not aware of any pending or threatened litigation against the Fund, its manager, or affiliates that we believe is of a material nature or that could negatively affect the net worth of the Fund.

For matters of Nevada law, Cane & Associates, LLP, MV Funding’s attorneys, have reviewed the legality of our issuance of membership interests.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were organized on September 2, 2003 and currently have no operational activities. The Fund will begin operations and will be capitalized concurrent with the receipt of the minimum investment under this Registration Statement. Upon receiving this minimum, management anticipates distributing the funds held in escrow and negotiating the purchase of the Fund’s first loans. Management will be seeking to loan out all the funds assets from the start in order to maximize the potential Fund earnings. While, it is management’s preference to avoid larger loans in order to diversify risk, especially when its capital is limited as is likely during the start up of Fund operations, it does not expect to avoid larger loans as long as they offer the Fund a good investment opportunity and there is sufficient capital available to purchase the loan.

Management intends to begin with loans that have an upfront interest component of one year. Thus, there will be less need to hire staff to support the loans during this early period of operation. Management anticipates that its officers will be able to negotiate, purchase, process and manage all loans for the first six months following the initial funding. As new investment monies are received, management will activly seek to use these fund, net of the fees described herein, to purchase additional loans.

Our primary business objective is to generate monthly income by investing in mortgage loans with the money we receive from this offering. We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The loan underwriting standards that our Manager, MV Funding, utilizes will be less strict than traditional mortgage lenders. In addition, one of our competitive advantages is expected to be our ability to approve loan applications more quickly than traditional lenders. As a result, in certain cases, we may make mortgage loans which are riskier than mortgage loans made by commercial banks. However, in return we will seek a higher interest rate and will take steps to mitigate the lending risks such as imposing a lower loan to value ratio. While we may assume more risk than traditional mortgage lenders, in return, we will seek to generate higher yields from our mortgage loans.

Our operating results will be affected primarily by (i) the amount of capital we will have to invest in mortgage loans, (ii) the level of real estate lending activity in the markets we will service, (iii) our ability to identify and work with suitable borrowers, (iv) the interest rates we are able to charge on our loans and (v) the level of delinquencies, foreclosures and related loan losses which we experience. We expect to raise funds through the sale of our Membership interests and accordingly the size of our investment portfolio will be contingent upon the success of this offering.

Adverse economic conditions during the next year could have a material impact on the collectibility of any loans we will make. Recognizing this risk, we will seek to maintain low loan to value ratios. In this manner, we will hope to maintain a sufficient cushion in the underlying equity position to protect the value of any loan in the event of a default. Nevertheless, there can be no assurance that a marked increase in loan defaults accompanied by a rapid decline in real estate values would have a material adverse effect upon our operating results when we commence operations.

Because MV Funding’s officers have a significant degree of knowledge with respect to the real estate markets in Nevada and certain Western states, it is likely most of our loans will be concentrated in such states. Geographical concentration creates greater risk that any downturn in such local real estate markets could have a significant adverse effect upon our operating results

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when we commence operations. Commercial real estate markets in Nevada have continued to prosper, with significant borrowing activity.

We expect to commence our operations when we receive financing from the offering of our membership interests.

Significant Accounting Policies

Income taxes

Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

Revenue recognition

Interest is recognized as revenue when earned according to the terms of the loan. The Company does not recognize interest income on loans once they are determined to be impaired or non-performing. A loan is impaired when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.

Debt securities

The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

Purchase mortgage loans

The Company has both the intent and ability to hold mortgage loans until maturity and, therefore, mortgage loans are classified and accounted for as held for investment and are carried at cost. Interest income on loans is accrued by the effective interest method. The Company does not intend to purchase loans using forward purchase commitments.

Investments in mortgage loans

Investments in mortgage loans are secured by trust deeds and mortgages. Such investments in mortgage loans may include commercial, construction, acquisition and development and land. Generally, all of the Company’s mortgage loans require interest only payments with a balloon payment of the principal at maturity. The Company has both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Periodically, the Company will evaluate investments in mortgage loans based upon loan to value ratios. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated within 12 months of the date of loan origination. The appraisals may be for the current estimate of the “as-if developed” value of the property, which approximates the post-construction

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value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, the Company may not recover the full amount of the loan.

Real estate held for sale

Upon a foreclosure of the underlying real property securing the investments in mortgage loans, the Company will reclassify such asset as investments in real estate held for sale. Investments in real estate held for sale are accounted for at the lower of cost or fair value less costs to sell with fair value based on appraisals and knowledge of local market conditions. It is not the Company’s intent to invest in or own real estate as a long-term investment. The Company seeks to sell properties acquired through foreclosure as quickly as circumstances permit. Any costs of managing, maintaining and developing a real property acquired through foreclosure shall be expensed in the period such costs are incurred. Gain/loss related to real estate held for sale will be recognize within the period of such sale assuming 25% or more of the sales price has been collected within the same period.

Allowance for loan losses

Investments in loans are carried at their principal amount outstanding less any unearned income or unamortized discount. Interest on loans is accrued and credited to interest income based on the daily principal amount outstanding. Loans are generally placed in nonaccrual status when principal or interest is delinquent for 30 days (unless adequately secured and in the process of collection) or circumstances indicate that full collection of principal and interest is in doubt.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have engaged Beckstead & Watts, LLP ("Beckstead") as our principal accountants. We did not consult with Beckstead on any matters prior to retaining Beckstead as our principal accountants.

MANAGEMENT

Our Management
Our business is managed by MV Funding, a Nevada corporation. The telephone number for MV Funding’s offices is (702) 256-6337.

MV Funding

MV Funding manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. As our only Manager, MV Funding has complete authority and responsibility for:

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  evaluating and choosing the mortgage loans in which we will invest;
  deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;
  originating, servicing and managing our mortgage loan investments; and
  managing all our other operations.
Notwithstanding that MV Funding has the broad authority described above, MV Funding may not do any of the following:
  impair our ability to carry on or change the nature of our business;
  anything else not permitted in the Operating Agreement.
As an investor, you will have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating

Agreement. MV Funding has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. MV Funding will provide, itself or through outside agreements, all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by MV Funding, subject to audit by independent certified public accountants.

History of MV Funding and Related Entities

As part of its origin plan of operation, MV Funding obtained a controlling 85% interest in the issued and outstanding common stock of Mountain View Mortgage Company by exchanging shares of MV Funding for shares of Mountain View. Fifty five percent of the Mountain View shares exchanged were owned by Mr. Sam Medley and fifteen percent were held by Mr. Rowe Nelson, who are both officers of MV Funding as well. Before we engaged in any business activities or obtained any funding, this transaction was reversed and the Mountain View shares were returned to the original holders and the shares issued by MV Funding were cancelled. Thus, there remains a common ownership between MV Funding and Mountain View in that Sam Medley owns 55% of Mountain View and approximately33.7% of MV Funding and Rowe Nelson owns 15% of Mountain View and approximately 13.7% of MV Funding.

Following the spin off, MV Funding’s only remaining asset was cash. As of the end of September, 2004, MV Funding had approximately $35,000 in cash in the bank.

Following inception, MV Funding set up another limited liability company fund, known as MV Fund I, designed to raise $5 million in order to conduct a commercial loan, warehousing business; however due to difficulties involved in obtaining the bank commitments needed to carry on this business, MV Fund I was never launched and there were never any membership interests sold or business conducted.

Evaluation and Acquisition by MV Funding

MV Funding will consider and evaluate prospective loans for us. In that regard, MV Funding will evaluate the credit of prospective borrowers, analyze the return to us of potential mortgage loan

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transactions, review property appraisals, and determine which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on MV Funding to provide such services.

Mortgage Loans

MV Funding will identify a potential loan and then process the application. When processing an application, MV Funding will perform process and quality control, including it will:
  order and review a property title search,
  perform an exterior property inspection,
  obtain an appraisal which is reviewed for reasonableness, and perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.
After processing the application, MV Funding will review the loan through its loan committee.

After we acquire mortgage loans, MV Funding will also manage our mortgage loan portfolio. MV

Funding will be responsible for:
  reviewing loans;
  making changes to loans;
  employing and supervising employees who handle the loans;
  preparing and reviewing projected performance;
  reviewing reserves and working capital;
  collecting and maintaining all loans;
  creating and implementing investment policies in furtherance of those contained in the Operating Agreement;
  preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;
  preparing and reviewing reports for securities filings, distribution to our members or otherwise;
  communicating with members;
  supervising and reviewing our bookkeeping, accounting and audits;
  supervising and reviewing the preparation of our state and federal tax returns; and
  supervising professionals employed by us, including attorneys, accountants and appraisers.

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Directors and Executive Officers of MV Funding Group, Inc.

The directors and executive officers of MV Funding Group, Inc. are listed below:

Name	Age	Office(s) Held
Elaine Batlis	50	Director
Rowe Nelson	32	Secretary, Treasurer & Director
Sam Medley	62	CEO, President and Director
Lawrence Blanton	63	Director
Blair F. Hadley	57	Director

Elaine Batlis is a Director of the MV Funding Group. Ms. Batlis has more than 25 years of banking and regulatory experience in the financial industry.  She has an extensive background in both the operation and lending areas of bank management.  From 1998 to present, she has risen to the level of President/CEO of In South Funding, Inc.  From 1995 to 1998, Mrs. Batlis served as
CFO/COO of Heritage Bank.  From 1994 to 1995, she served as a Compliance and Regulatory Liaison for First State Bank.  From 1990 to 1994, Mrs. Batlis was employed as a financial analyst at the Federal Reserve Bank.

Rowe Nelson is the Secretary, Treasurer and a Director of MV Funding Group. Mr. Nelson has also served as President of Mountain View since 2001.  He has been in the mortgage industry for 7 years and has an extensive financial/accounting background.  He is a direct endorsed Underwriter (FHA) and has extensive training in Fannie Mae’s Desktop Underwriting and Freddie Mac’s Loan Prospector.  Formerly with Crest Mortgage Fund in Dallas, TX, he was Vice President and involved in all aspects of the operation of the Fund.  Prior to the mortgage business, he was a Staff accountant.  He attended Oklahoma City University and pursued a degree in Business Administration and Accounting.  He has also served as a liaison and consultant between the Department of Housing and Urban Development, various mortgage companies, and warehouse banks.

Sam Medley is the Executive VP and Director of MV Funding Group. Mr. Medley has also served as Chief Executive Officer of Mountain View since 2001.  He has been in the mortgage business for the past 7 years and has an extensive business background and has managed a large portfolio of various businesses and investments.  Formally President and Co-Founder of Crest Mortgage Fund in Dallas, TX, he was involved in the marketing and management of that business venture.

Lawrence Blanton is a Director of MV Funding Group. Mr. Blanton is a recognized industry expert with over thirty years experience in banking and finance.  Currently, Mr. Blanton is CEO of Crest Mortgage Fund, Inc. formed in 1996.  From 1989 to 1994 he was CEO of Providers Funding Corp.  From 1987 to 1989 he was president and CFO of commercial finance at Bright Bank, a five billion dollar savings and loan.  From 1981 to 1986, he was President and COO of First City Financial Corp.  From 1972 to 1981 he served as the National Marketing Manager of GE Capital Corp.

Blair F. Hadley is a Director of MV Funding Group. Mr. Hadley has been working over thirty years in real estate, savings and loan business, and finance. Currently, Mr. Hadley is Sr.

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Financial Consultant to Vescor Capital Corporation, a Utah Corporation, and President of Blair F. Hadley Consulting, Inc. From 1987 to 1992, Mr. Hadley started and operated Frontier Mortgage Company based in Las Vegas, Nevada. Prior to this time period, Mr. Hadley served for fourteen years as Vice President of Loan Production and Servicing with Mountain West Savings and Loan. Mr. Hadley also served as Deputy Assessor for Weber County, Utah in charge of residential and commercial taxation.

Executive Compensation.

The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2003 to MV Funding Group, Inc.’s Chief Executive Officers and the next four most highly compensated executive officers for the fiscal year ended December 31, 2003. The Directors of MV Funding Group, Inc. receive no compensation for serving as directors.

Summary Compensation Table

Annual Compensation					Long Term Compensation
Name	Title	Year	Salary	Bonus	Other annual Compensation	Restricted Stock Awarded	Options/ SARs (#)	LTIP payouts	All Other Compensation
Rowe Nelson	Secretary & Treasurer of MV Funding Group	2003 2002 2001	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A
Sam Medley	President, CEO of MV Funding Group	2003 2002 2001	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A	$0 N/A N/A

The officers of MV Funding are also affiliated with Mountain View Mortgage Company, a mortgage broker. While these officers share their time between Mountain View and MV Funding, and Mountain View may be among the mortgage brokers that provide potential loans to us, there will not be any fees earned or charged on any loans made by us that are inconsistent with those that would have been paid by borrowers to any non-affiliated brokers.

These officers have not received any compensation for their services to us to date; however, these officers expect to receive compensation for their services in the form of salaries and/or commissions from MV Funding in the future when loans have been placed out of the fees paid to MV Funding under the operating agreement for its services as Manager. As these fees will be paid by borrowers as part of the loan fees described as going to MV Funding in this Prospectus, they will not otherwise affect the payment due to you based on interest. MV Funding has not yet determined the amount of any compensation that will be paid to any officer or director of MV Funding and has no current arrangements in this regard. However, MV Funding expects that any such salaries will be commensurate with officers performing similar functions in the mortgage loan industry.

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Stock Option Grants

MV Funding Group did not grant any stock options to the executive officers or directors from inception on September 5, 2003 to December 31, 2003. MV Funding Group has also not granted any stock options since December 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 2004, the beneficial ownership of each person known to beneficially own more than 5% of MV Funding Group, along with all officers of MV Funding Group. Except as otherwise indicated, all Interests are owned directly.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of Class (2)
Common	Sam Medley 7311 W. Charleston Blvd. Suite 110 Las Vegas, Nevada 89117	1,600,000	33.7%
Common	Parrish Medley 7311 W. Charleston Blvd. Suite 110 Las Vegas, Nevada 89117	1,600,000	33.7%
Common	Elaine Batlis 400 Fifth Avenue Suite 203 Naples, Florida 34102	150,000	3.2%
Common	Rowe Nelson 7311 W. Charleston Blvd. Suite 110 Las Vegas, Nevada 89117	650,000	13.7%
Total of all officers and directors		2,400,000	50.5%
(1) Sam Medley and Parrish Medley are father and son. Rowe Nelson is Sam Medley’s nephew and Parrish Medley’s cousin.

(2) The percent of class is based on 4,750,000 shares of common stock issued and outstanding as of November 15, 2004.

As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date.

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COMPENSATION OF MV FUNDING

MV Funding will receive the following compensation as the manager of the Fund:

Offering Stage:
In the offering stage, MV Funding will receive 4% of all capital contributions made by members as an organization fee. All our expenses in connection with this prospectus will be paid directly by MV Funding out of this organization fee.

As a result of this fee and the hold back for our reserve, the following table represents how much of each investment dollar will be available for mortgage lending:

Investment                                Organizational Fee                           Reserve                       Available for Lending
$1.00                                              $0.04                                              $0.029               $0.931
$50,000,000                                   $2,000,000                                     $1,444,000             $46,556,000

Operational Stage:
In the operational stage, MV Funding will receive substantial fees as a result of our investment in mortgage loans. Most of these fees will be paid by borrowers for obtaining, processing, making, brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees will be paid on an up-front basis. The fees for these services are described in greater detail in the main body of this Prospectus.

In the operational stage, MV Funding will also receive a managing member income interest of 0.25% of the interest income generated by the loans we make. All other interest income will be distributed to the members in proportion to their interest in the Fund.

All expenses of our operation and of the prossessing and servicing the loans we make will be paid by MV Funding out of these upfront fees and MV Funding’s managing member income interest.

Paid by Borrowers

The following types of fees may be paid by borrowers to MV Funding for the placement of the loans and other services performed by MV Funding during the loan process.

1. Loan Placement Fees for Loan Selection and Brokerage:
  2%-6% of each loan -- the actual percentage will be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.
2. Loan Evaluation and Processing Fees:
  Up to 5% of each loan -- the actual percentage will be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.
3. Service Fee for Administering Loans:
  Subject to regulatory requirements, MV Funding may receive, where permitted, mort-gage
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           service fees, which when added to all other fees paid in connection with the servicing of a particular mortgage, does not exceed 1/4 of one percent
           (0.25%) of the principal outstanding on such loan. These fees will be paid by the borrower either annually or added to the monthly payments. These servicing fees paid by borrowers reduce the amount of interest payments flowing to the members.

4. Loan Extension or Modification Fee:
  2%-5% of outstanding principal -- as permitted by local law and local market conditions. The actual amount that will be received is not determinable at this time. These fees will be paid when and if a loan is extended. Loan extension fees may be increased at the expense of the interest rate charged in the extended loan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, our manager, MV Funding Group, Inc., or any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the officers or directors of our manager has any material interest, direct or indirect, in any transaction since our organization or in any presently proposed transaction which, in either case, has or will materially affect us other than the following:
  None
CONFLICTS OF INTEREST

The relationships among us and MV Funding will result in various conflicts of interest. MV Funding anticipates engaging in additional business activities in the future that may be competitive with us. MV Funding and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with MV Funding.

We may purchase mortgage loans from MV Funding if they were acquired for the purpose of facilitating our acquisition of such loans. MV Funding must sell such loans to us for a price no greater than the lesser of MV Funding’s cost, excluding certain service fees and compensation, or the fair market value of such loans. However, we will not sell our mortgage loans to MV Funding, nor acquire mortgage loans from, or sell mortgages to, a program in which MV Funding has an interest.

The paragraphs below describe material conflicts of interest that may arise in the course of MV Funding’s management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

1. Payment of Fees and Expenses. MV Funding will receive substantial fees and expenses from the proceeds of the Offering and our ongoing operations, including:

Paid by Borrowers:
  loan brokerage fees,
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  loan evaluation and processing fees,
  loan servicing fees (where permitted), and
  loan extension or modification fees.
Paid by Us:
  annual management fee, and
  real estate brokerage commissions payable upon the resale of foreclosed properties.
Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

We record an annual management fee to MV Funding of 0.25% of the interest income received by us on the loans we make. The annual management fee paid to MV Funding shall be used to satisfy any general or administrative overhead expenses it incurs in connection with managing the operation of the Fund. MV Funding will be responsible for any general or administrative overhead expenses that exceed its annual management fee. MV Funding will be responsible for paying expenses to non-affiliates such as legal, accounting and tax preparation fees on our behalf for expenses. However, MV Funding may seek reimbursement for these expenses and we will pay these expenses from available cash. In the event available cash is inadequate to cover such expenses, MV Funding shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

2. Purchase of Mortgage Notes from MV Funding. We acquire our mortgage loans from or through MV Funding. MV Funding is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from MV Funding are at prices no higher than the lesser of the cost of the mortgage loan to MV Funding or the then current market value of the mortgage loan. A committee of officers and directors of MV Funding, makes all decisions concerning the mortgage loans in which we will invest or purchase. Because MV Funding’s fees are generated by the volume of the mortgage loans we purchase, MV Funding will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

3. Non-Arms Length Agreements. Our agreements and arrangements for compensating MV Funding are not the result of arm's-length negotiations. Additionally, none of the officers and directors of MV Funding are independent.

4. Competition for the Time and Services of Officers. We will rely on MV Funding and its management of our operations. When performing their duties, the officers, directors and employees of MV Funding may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by us. The officers of MV Funding also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. The officers of MV Funding will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

MV Funding believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible.

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6. Lack of Separate Representation. We are represented by the same counsel as MV Funding, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and MV Funding, MV Funding will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and MV Funding for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining. Since the Fund's attorneys are also working for MV Funding and there is no independent member of the board of MV Funding, breaches of MV Funding's duties to the Fund may not be aggressively acted upon.

7. Rights of Directors/ Officers. Any director or officer of MV Funding may acquire, own, hold and dispose of membership interests for his individual account and may exercise all rights of a member to the same extent and in the same manner as if he were not an affiliate of ours.

8. We May Co-Invest in Mortgages Acquired by MV Funding. If MV Funding determines that an entire loan is not suitable for our loan portfolio, we may co-invest in the loan with MV Funding. If we co-invest in a loan with MV Funding, our investment will be on substantially the same terms as those of MV Funding. A conflict of interest may arise between us and MV Funding if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with MV Funding concerning our relative priority when a borrower defaults; as a result, you must rely on MV Funding to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

FIDUCIARY RESPONSIBILITY

MV Funding is a fiduciary for you and the Fund. As a fiduciary, MV Funding must exercise good faith and integrity when handling our affairs. MV Funding must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, MV Funding has fiduciary responsibility for the safekeeping and use of all of our funds and assets and MV Funding will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. MV Funding will not allow our assets to be commingled with its assets or the assets of any other person or company. MV Funding and its affiliates may engage in activities similar to or identical with our business, but MV Funding must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. MV Funding also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and MV Funding is bound to treat each fairly and with appropriate access to investment opportunities.

Additionally, MV Funding could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, MV Funding can only change our investment objectives upon approval of a majority of our members.

The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Nevada common law.

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You have the following legal rights and remedies concerning MV Funding and the conduct of our operations:
  you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Nevada limited liability company law, including for breaches by MV Funding of its fiduciary duty;
  you may bring actions on our behalf for claims we might have as derivative actions, if MV Funding refuses to bring suit; and
  you may bring actions under federal or state securities laws, either individually or as part of a class of members, if MV Funding has violated those laws in connection with the offer and sale, or repurchase of membership interests.
This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of MV Funding in its role as our Manager, we urge you to consult with your own legal counsel.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated federal income tax aspects of an investment in membership interests. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your personal income tax returns.

Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

MV Funding will prepare our information returns, which will not be reviewed by our independent accountants or counsel. MV Funding will handle all of our other tax matters, often with the advice of independent accountants and/or counsel.

Our Counsel, Cane & Associates, LLP has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:
  we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes; and

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  we will not be classified as a publicly traded partnership for federal income tax purposes.
In addition, unless otherwise expressly indicated, the following discussion concerning other federal income tax matters constitutes counsel's opinion as to the material federal income tax consequences of an investment in membership interests.

We have not obtained an opinion of Counsel on the following issues for the reason’s stated in the sub-section entitled “Summary of Tax Matters To Which We Have Not Obtained an Opinion of Counsel”:
  Whether we meet the qualified income test of Section 7704(c) of the Internal Revenue Code;
  The tax effect of fees paid to MV Funding;
  The effect of state and local taxes;
  Whether we are engaged in a trade or business for federal income tax purposes;
  The tax effect of any deemed distribution.
The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in membership interests.

This discussion on federal income tax consequences sets forth the general principles of taxation and does not address how such principles may affect an individual. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences and impact arising from an investment in membership interests. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

Classification as a Partnership

Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and we have more than one member. MV Funding will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, the Fund will be classified as a partnership for federal income tax purposes.

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As counsel has provided an opinion that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:
  the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;
  the use of the term partner will be construed to refer also to a member of a limited liability company; and
  the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.
We Will Not Be Classified as a Publicly Traded Partnership

Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:
  readily traded on an established securities market; or
  readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary marked also include the substantial equivalents to a secondary market.
In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:
  a national securities exchange registered under the Securities Exchange Act of 1934;
  a national securities exchange exempt from registration because of the limited volume of transactions;
  a foreign securities exchange;
  a regional or local exchange; and
  an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.
In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:
  transfers at death,
  transfers in which the basis is determined under Section 732 of the Internal Revenue Code, interests issued by the partnership for cash, property or services, and

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  interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.
The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our membership interests are readily tradable on a secondary market if:
  the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;
  the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year, and the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.
Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

The limitations on your right to withdraw your capital account set forth in our Operating Agreement include:
  a requirement that the withdrawal will not be made until 1 year, and thereafter a 60 day after written notice of withdrawal is required to be delivered to MV Funding;
  the amount distributed to you will be a sum equal to your capital account as of the date of the distribution; and
  in no event will MV Funding permit the withdrawal during any calendar year of more than 10% of the outstanding membership interests.
In the opinion of counsel, the foregoing limitations satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

Our Operating Agreement provides that you may not transfer your membership interests if MV Funding determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our Operating Agreement provides that:
  MV Funding will not permit trading of membership interests on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;
  MV Funding will prohibit any transfer of membership interests which would cause the sum of percentage interests in our capital or profits represented by partnership interests

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          that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in our capital or profits; and

  MV Funding will not permit any withdrawal of membership interests except in compliance with the provisions of our Operating Agreement.
Based upon the provisions of our Operating Agreement and the representations of MV Funding, counsel's opinion is that:
  membership interests will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;
  our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;
  our operation with regard to the transfer of membership interests by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in our capital or profits that are sold or otherwise disposed of during the taxable year;
  membership interests will not be considered as readily tradable on a secondary market; and
  we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.
A partnership which is classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

It is not clear whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code, and counsel is unable to give an opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. MV Funding expects that more than 90% of our income will be qualifying income. However, it is not clear whether we will be engaged in the conduct of a financial business, and counsel is unable to give an opinion on this issue. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

Our counsel did not opine as to the proper tax treatment of the fees MV Funding may receive as such treatment depends on circumstances arising during and after the Offering, facts which counsel cannot determine at this time. These facts would be those

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leading to the determination as to whether the fees being paid to MV Funding are reasonable at the time paid. Such fees and expenses include: the credit MV Funding may receive for fees paid to non-affiliates in connection with the offering; the management fee of up to 0.25%; and administrative fees of up to 3% on the sale of foreclosed properties. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable. If it does not, the payment of fees to MV Funding may be treated as received by us and charged as income to our members. Should this occur, you would be assessed additional taxable income on money you did not receive.

General Principles of Partnership Taxation

A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

Determination of Basis in Membership interests

You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your membership interests. Your adjusted basis in your membership interests is the amount you originally paid for the membership interests increased by:
  your proportionate share of partnership indebtedness with respect to which no member is personally liable;
  your proportionate share of our taxable income, and
  any additional capital contributions made by you, and decreased by:
  your proportionate share of our losses,
  the amount of cash, and fair value of noncash, distributions to you, and any decreases in your share of any of our nonrecourse liabilities.
Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your membership interests.

Allocations of Profits and Losses

We will allocate to the members profits and losses and cash distributions in the manner described in our Operating Agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:
  it has substantial economic effect;
  it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances; or
  it is deemed to be in accordance with the partners' interest in the partnership.

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We have decided to establish the validity of the allocations of profits and losses under our Operating Agreement by demonstrating that these allocations will be in accordance with the members’ interest in the Fund. The allocations of profits, losses and cash distributions contained in our Operating Agreement will be substantially proportionate to the capital accounts of the members. For this reason, in the opinion of counsel, the IRS should treat the allocations as being substantially in accordance with the members’ interests in the Fund within the meaning of this alternative method for establishing the validity of allocations.

Limitations on the Deduction of Losses

We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent of his or her adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your membership interests.

The At Risk Limitation

Section 465 of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner uses the proceeds of a nonrecourse borrowing to make the contributions.

The Passive Loss Rules

Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

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MV Funding expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a unit will be treated as passive activity losses.

If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of our income.

Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Membership interests

If you sell your membership interests, including a sale of your membership interests to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the membership interests.

Character of Gain or Loss

Generally, gain on the sale of membership interests which have been held over 12 months should be taxable as long--term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, if we hold property as a result of foreclosure, which is unsold at the time you sell your membership interests, or hold an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

In general, for noncorporate taxpayers in taxable years ending on or after May 6, 2003, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 15%, or 5% for individuals in the 10% or 15% tax bracket. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Member's Share of Ordinary Income from the Fund

Your tax liability with respect to an investment in membership interests will depend upon your individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2003, the first bracket is at 10% on taxable income not over $14,000 in the case of married taxpayers filing joint returns, the second at 15% on taxable income from $14,000 to $47,450, the third at 25% on taxable income from $47,450 to $114,650,

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  the fourth at 28% on taxable income from $114,650 to $174,700, the fifth at 33% on taxable income from $174,700 to $311,950, and the sixth at 35% on taxable income over $311,950.
Distributions and Deemed Distributions

Distributions to you from us may take the form of either actual cash distributions or so-called deemed distributions. Our Operating Agreement provides that a deemed distribution and an equivalent recontribution will result if we reinvest our net proceeds from any capital transactions in new mortgage loans. Capital transactions are defined in the Operating Agreement to include payments of principal, foreclosures and prepayments of mortgages, or any other disposition of a mortgage or property. For this purpose, a disposition of a mortgage is deemed to occur if significant modifications to the mortgage are made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder.

Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your membership interests. We have not obtained an opinion of counsel as to whether you will recognize any taxable income as a result of any deemed distributions resulting from our decision to reinvest net proceeds from any capital transactions (including significant modifications of any existing mortgage), and thus the tax consequences to you in this regard are unsettled.

Depreciation

From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S-corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your membership interests will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

Interest attributable to debt you incur in order to purchase or carry membership interests may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of membership interests.

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Tax Treatment of Tax-Exempt Entities

Sections 511 through 514 of the Code impose a tax on the unrelated business taxable income of organizations otherwise exempt from tax under Section 501 (a) of the Code. The entities subject to the unrelated business income tax include:
  qualified plans, and
  IRAs.
Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income is not subject to this tax unless it constitutes debt-financed income.

Unrelated business taxable income includes gross income, which may be subject to certain deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are:
  interest and dividend income (except to the extent such income is debt-financed);
  rents from real property (other than debt-financed real property or property from which participating rentals are derived); and
  gains on the sale, exchange or other disposition of assets held for investment.
The receipt of unrelated business taxable income by an entity subject to tax on unrelated business taxable income has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause charitable organizations which are tax exempt to lose their exemption. In the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business income taxable will cause all income of the entity to be subject to tax. If you are a tax exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in membership interests.

We intend to invest our assets and structure our operations in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their membership interests. However, if we acquire property (e.g., through foreclosure) subject to acquisition indebtedness, the income attributable to the portion of the property which is debt-financed may be treated as unrelated business taxable income to the entity holding membership interests.

Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a dealer with respect to that property. Mortgage loans which we invest in or purchase made which permit us to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If an IRA or qualified plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in our membership interests, a fiduciary of a qualified plan or IRA should consider:

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  whether the investment is in accordance with the documents and instruments governing the plan;
  whether the investment satisfies the diversification requirements of Section 404 (a) ( I ) (C) of the Employee Retirement Income Security Act of 1974 (ERISA);
  whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of, and whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.
We do not expect an investment by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns, Tax Information and Audits

MV Funding will prepare our information income tax returns. In connection with the preparation of our income tax returns, MV Funding will prepare and distribute to the Members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the Members' federal income tax returns, including our Schedule K (Form 1065), Member’s Share of Income, Credits, Deductions, and each Member's respective Schedule K-1. Such information will not be supplied to assignees who are not substitute Members.

You are required to report your distributive share of the items set forth on your Schedule K-l on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court. Penalties for intentional disregard of the consistency requirements may also be assessed.

Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in one unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

MV Funding is Tax Matters Partner

A limited liability company which is classified as a partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. MV Funding will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

If you own less than 1% of the membership interests, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings.

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Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining interest deduction on our obligations, if any.

Market Discount

We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election-Impact on Subsequent Purchasers

Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his membership interests and his proportionate share of our basis for all proportionate share of our basis for all property we own.

MV Funding has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his or her membership interests.

This treatment might not be attractive to prospective purchasers of membership interests, and you might have difficulty for that reason in selling your membership interests or you might be forced to sell at a discounted price.

Treatment of Compensation of MV Funding and its Affiliates

We will pay MV Funding and its affiliates certain fees and expenses for services relating to the conduct of our business, including administrative fees of up to 3% of proceeds from the resale of foreclosed property and annual management fee of up to 0.25%.

In computing our taxable income for each year, we intend:

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  to reduce our gain from the resale of any foreclosed property sold during such year by the amount of all administrative fees paid to MV Funding and its affiliates, and to allocate income and losses to MV Funding consistent with its capital account.
Due to a number of uncertainties, counsel was unable to give an opinion as to the proper tax treatment of such fees. The tax risk associated with this uncertainty is the possibility that the IRS may attempt to disallow (in whole or in part) the deduction of fees paid. If these deductions were disallowed (in whole or in part) by the IRS, our taxable income would be increased by the amount of the disallowed deductions, and the amount of income you would be required to include in your tax return would increase by your share of such increase in our taxable income.

MV Funding will also be entitled to fees payable by borrowers in connection with our investing in or purchasing a mortgage loan. These fees include loan placement fees for loan selection and brokerage (2%-6% of each loan), loan evaluation and processing fees (2%-5% of each loan), and loan extension or modification fees (2%-5% of outstanding principal). The exact amount of the foregoing fees will be negotiated with prospective borrowers on a case-by-case basis. In addition, MV Funding will act as a servicing agent with respect to our investments, for which, subject to regulatory requirements, it will be paid by the relevant borrower, where permitted, an annual fee of up to one-quarter of one percent (0.25%) of the unpaid balance of the respective mortgage loan serviced.

Since any of the commissions or fees described in the preceding paragraph will be payable by the borrowers, such payment should not have any effect on the calculation of our taxable income. However, the IRS could take the position that these commissions or fees, or any of them, are: (a) constructively paid by us, and (b) not deductible to the extent they exceed reasonable compensation for the services rendered. Since this is ultimately an issue of fact which may depend on future events, counsel was unable to give an opinion regarding the issue.

If the IRS were to make and prevail on such an assertion as to the treatment of these fees or commissions, the tax effect would be that our income would be increased by the amount of the fees and commissions, and the fees and commissions would be deductible by us only to the extent they constitute reasonable compensation for the services rendered. This would result in an increase in our taxable income to the extent the deductibility of the fees and commissions is disallowed, and the amount of income you would be required to include in your taxable income would be increased by your share of such increase in our taxable income.

Summary of Tax Matters To Which We Have Not Obtained an Opinion of Counsel

1. Qualifying Income Test of Section 7704(c) of the Internal Revenue Code

Our counsel was unable to opine as to whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. While management does not believe we will be classified as a publicly traded partnership for tax purposes, if we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes. In such an event, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would also be subject to tax

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on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your membership interests. Further, if we were taxed as a corporation, your cash flow, the distributions you receive and the value of your membership interests would be significantly reduced.

2. The Tax Effect of Fees Paid to MV Funding

Our counsel did not opine as to the proper tax treatment of the fees to be paid to MV Funding, as such treatment depends on circumstances arising during and after the Offering. Such fees and expenses include: the credit MV Funding may receive for fees paid to non-affiliates in connection with the offering; the management fee of 0.25%; and administrative fees of up to 3% on the sale of foreclosed properties. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable. If such fees are determined not commercially reasonable, the deduction of the fees could be curtailed and the resulting taxable income charged to the individual members.

3. The Effect of State and Local Taxes

Our counsel has not opined and we have done no research as to the tax effects on investors with regard to any state or local taxes; it is, however, known that state and local tax laws in general differ from federal tax laws in their application and effect. Because these laws have different effects depending on where the tax payer lives and what income bracket the tax payer is in, we can only urge you to seek the advice of your personal tax advisor as to the tax effects an investment in the fund will have upon your personal situation.

4. Whether We Are Engaged in a Trade or Business for Tax Purposes

Our counsel has not opined on whether we would be determined to be engaged in a trade or business for federal income tax purposes. If we are deemed not to be engaged in a trade or business, the tax benefits of partnership status would be adversely affected in that your share of our expenses would be deductible only to the extent that all of your miscellaneous itemized deductions exceeded two percent of your adjusted gross income on your personal tax returns.

5. The Tax Effect of Any Deemed Distribution

We have not obtained an opinion of counsel as to whether you will recognize any taxable income as a result of any deemed distributions resulting from our decision to reinvest net proceeds from any capital transactions (including significant modifications of any existing mortgage), and thus the tax consequences to you in this regard are unsettled. Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your membership interests.

Possible Legislative Tax Changes

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures,

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and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or membership interests, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

State and Local Taxes

We currently contemplate investing in or purchasing loans in California, Nevada, Colorado, Missouri, Texas, Utah, Alaska, Alabama and Oklahoma. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada.

California, Colorado, Missouri, Texas, Utah, Alaska, Alabama and Oklahoma may impose a tax on our assets or income, or on each member based on his or her share of any income derived from our activities in those states. In addition, we may decide to invest in or purchase loans secured by properties in other states and localities which also may impose these taxes.

If you are an entity that is exempt from federal income taxation, it is likely that the entity is also exempt from state and local taxation.

The state in which you reside may impose taxes on your share of any income derived from your interest in us. We urge you to consult with your own tax advisors concerning the applicability and impact of any state and local tax laws.

ERISA Considerations

ERISA requires that the assets of qualified plans be held in trust and that the trustee, or a duly authorized investment Manager within the meaning of Section 3(38) of ERISA, shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to qualified plans, including fiduciaries.

Under the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or qualified plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, MV Funding may not permit the purchase of membership interests with assets of any IRA or qualified plan if MV Funding:
  has investment discretion with respect to the assets of the plan or IRA, or regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the plan or IRA.
Annual Valuation

Fiduciaries of any qualified plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. Although MV

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Funding will provide annually, upon the written request of a member, an estimate of the value of the membership interests based upon, among other things, outstanding investments, fair market valuation based on trading will not be possible because there will be no market for the membership interests.

Plan Assets Generally

If our assets are deemed to be plan assets under ERISA:
  our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us, certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because MV Funding would be deemed to be a fiduciary of the plans, and our audited financial information would have to be reported annually to the Department of Labor.
In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:
  equity participation by benefit plan investors is not significant, the entity is a real estate operating company, or
  the equity interest is a publicly-offered security.
Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

Thus, while MV Funding and its affiliates are not prohibited from purchasing membership interests, any purchases of membership interests by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

Exemption for a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

The preamble to these regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from plan assets treatment as a real estate operating company.

77

Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:
  freely transferable,
  part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.

The membership interests will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act. The membership interests will not be subject to any restrictions on transfer other than those enumerated in the Operating Agreement, these regulations and referenced in the preceding paragraph. Based on the foregoing, the membership interests should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

REPORTS TO MEMBERS

Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we are required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section.

Within 75 days after the close of our fiscal year, MV Funding will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:
  audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;
  a statement as to any transactions between us and MV Funding or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to MV

78

Funding or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

  a report identifying distributions from:
  cash flow from operations during that year,
  cash flow from operations of prior years that had been held as reserves, proceeds from capital transactions, lease payments on net leases with builders and sellers, and reserves from the gross proceeds of the Offering originally obtained from our members.
We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

INDEMNIFICATION AND DISCLOSURE OF THE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We may indemnify MV Funding or hold it harmless under certain circumstances. We will not indemnify MV Funding or any of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by the Fund, unless all of the following conditions are met:
  MV Funding has determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund;
  MV Funding was acting on behalf of or performing services for the Fund;
  such liability or loss was not the result of negligence or misconduct by the Manager, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members.
Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify MV Funding or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the membership interests from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;
  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or
  a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.
Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

79

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or control persons pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is therefore unenforceable. As our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws, in the event that a claim for indemnification is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

We will advance funds to MV Funding or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:
  the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;
  the legal action is initiated by a third party who is not a Member, or the action is initiated by a Member and a court specifically approves such advancement; and
  the Manager or its affiliates undertake to repay the advanced funds to us in the event MV Funding or its affiliates is not entitled to indemnification.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the membership interests offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

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FINANCIAL STATEMENTS

81

TABLE OF CONTENTS

                                                                                                                                                                                                       PAGE

Independent Auditors Report                                                                                                                                                               1

Balance Sheet                                                                                                                                                                                      2

Statement of Operations                                                                                                                                                                       3

Statement of Changes in Stockholders’ Equity                                                                                                                                      4

Statement of Cash Flows                                                                                                                                                                     5

Footnotes                                                                                                                                                                                            6

Beckstead and Watts, LLP
Certified Public Accountants
3340 Wynn Road, Ste. B
Las Vegas, NV 89102
702.257.1984
702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of MV Fund II, LLC (the “Company”) (A Development Stage Company), as of June 30, 2004, and the related statement of operations, stockholders’ equity, and cash flows from September 2, 2003 (Date of Inception) to June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MV Fund II, LLC (A Development Stage Company) as of June 30, 2004, and the results of its operations and cash flows for the period ended June 30, 2004 and for the period September 2, 2003 (Date of Inception) to June 30, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Beckstead & Watts, LLP
Beckstead and Watts, LLP

Las Vegas, NV

November 17, 2004

1

MV Fund II, LLC
(A Development Stage Company)

Balance Sheet
as of
June 30, 2004

and

Statement of Operations,
Changes in Stockholders’ Equity, and
Cash Flows
For the period ended
June 30, 2004
and
for the Period
September 2, 2003 (Date of Inception)
through
June 30, 2004

MV Fund II, LLC

(a Development Stage Company)

Balance Sheet

June 30,
2004
Assets

Current assets:
Deferred offering expenses	$10,000
Total current assets	10,000

$10,000

Liabilities and Member's Equity

Current liabilities
Accrued expenses	$10,000

Member's equity - no units issued at 6/30/04	-
Net (loss)	-
10,000

$10,000

The accompanying notes are an integral part of these financial statements.

F-2

MV Fund II, LLC

(a Development Stage Company)

Statement of Operations

September 2, 2003
(Inception) to
June 30,
2004

Revenue	$-

Expenses:
General and administrative expenses	-
Total expenses	-

Net (loss)	$-

Net (loss) allocated to members	$-

Weighted average membership units	-

Net (loss) allocated to members per
weighted average membership units	$-

The accompanying notes are an integral part of these financial statements.

F-3

MV Fund II, LLC

(a Development Stage Company)

Statement of Changes in Member's Equity

Units Amount

September 2, 2003
Issued for expenses	-	$-

Net (loss)
September 2, 2003
(inception) to
June 30, 2004		-

Balance, June 30, 2004	-	$-

The accompanying notes are an integral part of these financial statements.

F-4

MV Fund II, LLC
(a Development Stage Company)
Statement of Cash Flows

September 2, 2003
(Inception) to
June 30,
2004

Cash flows from operating activities
Net (loss)	$-
Net cash (used) by operating activities	-

Cash flows from financing activities
Net cash provided by financing activities	-

Net increase in cash	-
Cash - beginning	-
Cash - ending	$-

Non-cash transactions:
Expenses paid for by the managing member	$-
Number of membership units issued for expenses	-

The accompanying notes are an integral part of these financial statements.

F-5

MV Fund II, LLC
(a Development Stage Company)
Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

MV Fund II, LLC, a Nevada Limited Liability Company, (the Company) is a development stage company primarily engaged in investing in mortgage loans on real estate. The Company was organized on September 2, 2003 (date of inception) and will continue until August 27, 2047, unless dissolved prior or extended thereto under the provisions of the Operating Agreement.

The Manager of the Company is MV Funding Group, Inc. a Nevada corporation engaged in the investment business of mortgages, specifically the selection and origination of mortgages.

For the period from September 2, 2003 (date of inception) through June 30, 2004, the Company has not commenced its planned operations and the only transactions were costs associated with the offering (i.e., legal fees), which were deferred until completion of the offering.

The fiscal year end of MV Fund II, LLC is June 30.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

Revenue recognition

Interest is recognized as revenue when earned according to the terms of the loans, using the effective interest method. The Company does not recognize interest income on loans once they are determined to be impaired. A loan is impaired when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the Company’s investment in the loan is fully recoverable.

Investments in mortgage loans

Investments in mortgage loans are secured by trust deeds and mortgages. Such investments in mortgage loans may include commercial, construction, acquisition and development and land. Generally, all of the Company’s mortgage loans require interest only payments with a balloon payment of the principal at maturity. The Company has both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at amortized cost. Periodically, the Company will evaluate investments in mortgage loans based upon loan to value ratios. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals, which may be commissioned by the borrower, are generally dated within 12 months of the date of loan origination. The appraisals may be for the current

F-6

MV Fund II, LLC
(a Development Stage Company)
Notes to Financial Statements

estimate of the “as-if developed” value of the property, which approximates the post-construction value of the collateralized property assuming that such property is developed. As-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes and timely successful development by the purchaser. As most of the appraisals will be prepared on an as-if developed basis, if a loan goes into default prior to any development of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, the Company may not recover the full amount of the loan.

Real estate held for sale

Upon a foreclosure of the underlying real property securing the investments in mortgage loans, the Company will reclassify such asset as investments in real estate held for sale. Investments in real estate held for sale are accounted for at the lower of cost or fair value less costs to sell with fair value based on appraisals and knowledge of local market conditions. It is not the Company’s intent to invest in or own real estate as a long-term investment. The Company seeks to sell properties acquired through foreclosure as quickly as circumstances permit. Any costs of managing, maintaining and developing a real property acquired through foreclosure shall be expensed in the period such costs are incurred. Gain/loss related to real estate held for sale will be recognize within the period of such sale assuming 25% or more of the sales price has been collected within the same period.

Allowance for loan losses

Investments in loans are carried at their principal amount outstanding less any unearned income or unamortized discount. Interest on loans is accrued and credited to interest income based on the daily principal amount outstanding. Loans are generally placed in nonaccrual status when principal or interest is delinquent for 30 days (unless adequately secured and in the process of collection) or circumstances indicate that full collection of principal and interest is in doubt.

The Company maintains an allowance for loan losses on its investment in mortgage loans for estimated and expected credit impairment which is considered inherent to the Company’s investment in mortgage loans. The Manager’s estimate of expected losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may effect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the reserve are provided through a charge to earnings and are based on an assessment of certain factors including, but not limited to, estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses reserve. Subsequent recoveries of amounts previously charged off are added back to the reserve.

Debt securities

The Company will classify its debt securities as held-to-maturity, as the Company has the ability and the intent to hold the securities until maturity. These securities will be recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary will result in a reduction in carrying amount to fair value. The impairment would be charged to earnings and a new cost basis for the security would be established. Premiums and discounts will be amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method.

F-7

MV Fund II, LLC
(a Development Stage Company)
Notes to Financial Statements
Recent accounting pronouncements

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the company’s financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others”, an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations and will adopt such interpretation during fiscal year 2003, as required.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company will begin to adopt the provisions of FIN No. 46 during the first quarter of fiscal 2003.

F-8

MV Fund II, LLC
(a Development Stage Company)
Notes to Financial Statements

NOTE 2 - MEMBER’S EQUITY

Membership units

The Company is offering and selling to the public, up to a maximum of 20,000 membership interests. The members shall contribute to the capital of the Company an amount equal to $2,500 for each unit subscribed for by each member. The total Capital contributions of the members will not exceed $50,000,000. The Manager shall be entitled to 4% of any capital contributions made by members paid as an organization fee.

Allocations and distributions

In accordance with the Operating Agreement, the Company's income, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

Distributions of net income are paid monthly in cash or as reinvested distributions. Net income available for distribution, as defined in the operating agreement, is cash flow less amounts set aside for restoration of reserves during the month.

Issuance of membership units

As of June 30, 2004, the Company has not issued any membership units.

NOTE 3 - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

Fees paid by the Company

The Managing Member shall be entitled to a 4% share of any capital contributions obtained from Members as provided by the Operating Agreement. In addition, the Managing Member shall be entitled to one quarter of one percent (0.25%) of the interest income generated by loans made by the Fund as noted in Note 1 under “Revenue recognition” as a management fee.

The Managing Member shall pay all expenses including but not limited to, all expenses incurred in the offering of Interests and any operating expenses out of its Organizational Fee and its Managing Membership Interest Income.

F-9

EXHIBIT A
OPERATING AGREEMENT
OF
MV FUND II, LLC

82

AMENDED
OPERATING AGREEMENT
OF
MV FUND II, LLC
A Nevada Limited Liability Company

THIS AMENDED OPERATING AGREEMENT (this "Agreement") is made and entered into as of the 1st day of July, 2004, by and among MV Funding Group, Inc., a Nevada corporation (the "Manager" and, in its capacity as a member of the Fund, the "Initial Member" and collectively with all Persons who may become members of the Fund, from time to time, in accordance herewith, collectively the "Members"), and MV Fund II, LLC, a Nevada limited liability company (the "Fund").

WITNESSETH

WHEREAS, the original managing member of the Fund, Mountain View Mortgage Company (the "Original Member") has assigned its membership interest in the Fund to the Initial Member and no longer has an interest in the Fund; and

WHEREAS, the Initial Member and the Fund desire to enter into an Amended Operating Agreement to govern the Fund's operations;

NOW THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein, this Operating Agreement is hereby adopted:

ARTICLE 1
ORGANIZATION OF THE LIMITED LIABILITY COMPANY

1.1 Formation. The Original Member caused the formation of the Fund on September 2, 2003 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

1.2 Name. The name of the Fund is MV FUND II, LLC.

1.3 Place of Business. The initial principal place of business of the Fund is and will be located at 7311 West Charleston Blvd., Suite 110, Las Vegas, Nevada 89117. In addition, the Fund may maintain such other offices and places of business in the United States or change the principal place of business as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Fund to conduct its business lawfully in any state or territory of the United States.

1.4 Purpose. The primary purpose of this Fund is to generate and distribute profits to the Members of the Fund from its operations. The Fund will generate revenues by investing in and originating mortgage loans on real estate and doing all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

1.5 Articles of Organization. The Fund's Articles of Organization and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statutes. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed additional Certificates of Amendment of

1

the Articles of Organization whenever required by the Nevada Statutes or this Agreement.

1.6 Terms of Existence. The Fund's existence began on September 2, 2003 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until August 27, 2047. unless earlier terminated under the provisions of this Agreement or by operation of law.

1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority to execute, acknowledge, publish and file:

    1.7.1 This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

    1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Fund by any governmental agency or by the laws of any state or other jurisdiction in which the Fund is doing or intends to do business, or which the Manager deems advisable to file; and

    1.7.3 Any documents which may be required to effect the continuation of the Fund, the admission of an additional or substituted Member, or the dissolution and termination of the Fund, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

1.8 Nature of Power of Attorney. The grant of authority in Section 1.7:

    1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member,

    1.8.2 May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

    1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Fund as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

ARTICLE 2
DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Fund, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

2

2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

2.3 Administrator means the agency or official administering the securities law of a state in which membership interests are registered or qualified for offer and sale.

2.4 Affiliate means, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any Fund for which the Person acts in any similar capacity.

2.5 Agreement means this Amended Operating Agreement, as amended from time to time.

2.6 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

    2.6.1 The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Fund liabilities that are assumed by the Member or that are secured by any Fund property distributed to the Member.

    2.6.2 The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Fund property distributed to the
        Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Fund or that are secured by any property contributed by the Member to the Fund.

If the Gross Asset Value of a Fund asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Fund had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

If any interest in the Fund is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with this Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Fund. The Manager shall adjust the amounts debited or credited to Capital Accounts for: (a) any property contributed to the Fund or distributed to the Manager, and (b) any liabilities that are secured by the contributed or distributed property or that are assumed by the

3

Fund or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b) (2) (iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

2.7 Capital Contribution means the total investment and contribution to the capital of the Fund made by a Member (i) in cash, or (ii) by advancing expenses to non-affiliated third parties on behalf of the Fund and with the Fund's authorization. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for an acquisition of membership interests of the Fund under the prospectus plus, in the case of the Manager, the amount advanced to non-affiliated third parties on behalf of the Fund in connection with the Offering.

2.8 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange. condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

2.9 Cash Flow means cash funds provided from operations (other than repayments of mortgage loan principal), including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments paid to the Fund after deducting cash funds used to pay general Fund expenses and debt payments.

2.10 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

2.11 Fund means MV FUND II, LLC, the Nevada limited liability company to which this Agreement pertains.

2.12 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Fund to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

2.13 Financing means all indebtedness incurred by the Fund.

2.14 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1,(i) the period commencing on the date of formation of the Fund and ending on December 31, 2003 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Fund assets are distributed to the Members under Article 12.

2.15 Front-End Fees means any fees and expenses paid by any party for any services rendered to organize the Fund and to acquire assets for the Fund, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses and Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Fund.

2.16 Gross Asset Value means, for any Fund asset, the following:

    2.16.1 The initial Gross Asset Value of any Fund asset at the time that it is contributed by a Member to the capital of the Fund shall be an amount equal to the fair market value of the Fund asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

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    2.16.2 The Gross Asset Values of all Fund assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Fund of more than a de minimis amount of Fund assets (other than money), unless all
        Members simultaneously receive distributions of undivided interests in the distributed Fund assets in proportion to their respective Capital Accounts;

    2.16.3 The Gross Asset Values of all Fund assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Fund for Federal income tax purposes under Code Section 708 (b) (l) (B); and

    2.16.4 The Gross Asset Value of a Fund asset shall be adjusted in the case of a Writedown of the Fund asset in accordance with Sections 2.41, 2.42 and
        7.8.

2.17 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform the services.

2.18 Interest means the ownership of a member in a Capital Account.

2.19 Investment in Mortgage Loans means the amount of Capital Contributions or financed funds used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees.

2.20 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Fund as of a particular date (or if no date is specified, the first day of the then current calendar month).

2.21 Manager means MV Funding Group, Inc. a Nevada corporation, in that capacity. For greater certainty, MV Funding Group, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

2.22 Member means an owner of a Interest in the Fund, unless the instruments through which the Interest was transferred to the owner did not also convey the transferor's status as a Member.

2.23 Mortgage Investment (s) means the Mortgage Loan (s) or any interest in the Mortgage Loans that are held by the Fund.

2.24 Mortgage Loans means investments of the Fund that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

2.25 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

2.26 Net Income Available for Distribution means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

    2.26.1 The operating expenses shall not include any general overhead expenses of the Manager: and

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    2.26.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

2.27 Net Proceeds means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

2.28 Net Worth means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

2.29 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

2.30 Offering means the offer and sale of membership interests of the Fund made under the Prospectus.

2.31 Organization and Offering Expenses means those expenses incurred in connection with the Offering of Interests in the Fund pursuant to this Prospectus and paid or owed to a non-related third party. Such Organization and Offering Expenses include fees paid to attorneys, brokers, accountants, and any other charges incurred in connection with the Offering pursuant to the Fund's prospectus.

2.32 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

2.33 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Fund's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703 (a) (1) shall be included in taxable income or loss), with the following adjustments (without duplication):

    2.33.1 Any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this
        Section shall be added to the taxable income or loss;

    2.33.2 Any expenditures of the Fund described in Section 705(a) (2) (B) of the Code or treated as Section 705 (a) (2) (B) of the Code expenditures under Treasury Regulation Section 1.704-1 (b) (2) (iv) (i), and not otherwise taken into account in computing Profits or Losses under this Section, shall be subtracted from the taxable income or loss.

If any Fund asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Fund asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Fund asset.

Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

2.34 Program means a limited or general partnership, limited liability Fund, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a

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corporation formed and operated for the primary purpose of investing in mortgage loans.

2.35 Purchase Price means the price paid upon or in connection with the purchase of a mortgage, but excludes points and prepaid interest.

2.36 Real Property means and includes: (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

2.37 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

2.39 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving: (i) securities of the Fund, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability Fund, or association form of only the Fund if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Fund; (c) Manager compensation; (d) the Fund's investment objectives.

2.40 Roll-Up Entity means a Fund, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

2.41 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines. MV Funding Group, Inc., the Manager's parent organization, is the initial Sponsor of the Fund.

2.42 Subscription Agreement means the document that is an exhibit to and part of this prospectus that every Person who buys membership interests of the Fund must execute and deliver with full payment for the Interests and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

2.43 Membership Interests mean the Interest of equity in the Fund evidencing the Fund's Interests that are: (a) issued to Members upon their admission to the Fund under the Subscription Agreement and the prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase membership interests on the same basis as other members. Membership interests purchased at different times do not necessarily represent the same underlying amount of Interests. Interests and Membership interests are often used interchangeably throughout this document.

2.44 Writedown means a determination by the Manager for a particular Mortgage Investment or other Fund investment (which determination has been verified by the Fund's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated

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to the purchase of the investment, which determination shall be made by the Fund and its accountants within thirty (30) days of the end of each calendar quarter and any Writedown shall be effective on the last day of the relevant calendar quarter during the term of this Agreement.

2.45 Writedown Amount means, for any Mortgage Investment or other Fund investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

ARTICLE 3
THE MANAGER

3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Fund (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to direct all the Fund’s business operations. As Manager of the Fund and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Fund's investments and loans, determining how and when to invest the Fund's capital, and determining the course of action to take for Fund loans that are in default. The Manager also has all of these powers for ancillary matters.

3.2 Limitations on Manager's Authority. The Manager has no authority to:

    3.2.1 Do any act in contravention of this Agreement;

    3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Fund;

    3.2.3 Possess Fund property or assign the rights of the Fund in property for other than a Fund purpose;

    3.2.4 Commingle the Fund's assets with those of any other Person;

    3.2.5 Use or permit another Person to use the Fund's assets in any manner, except for the exclusive benefit of the Fund;

3.3 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Fund as it determines, in good faith, to be reasonably necessary to conduct the Fund's business. The Manager shall not be bound to devote all of its business time to the affairs of the Fund, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Fund. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Fund's assets in any manner except for the exclusive benefit of the Fund. The Manager will not allow the assets of the Fund to be commingled with the assets of the Manager or any other Person. The Fund shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law.

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3.4 Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

    3.4.1. The Fund shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met:

        a. the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Fund;

        b. the Manager was acting on behalf of or performing services for the Fund;

        c. such liability or loss was not the result of the negligence or misconduct by the Manager; and

        d. such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the Members.

    3.4.2. Notwithstanding anything to the contrary contained in subsection 1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Fund) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

        a. there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

        b. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

        c. a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

        d. in the case of subparagraph c of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Fund were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

            (1) which are specifically set forth in the Fund agreement; and

            (2) in which plaintiffs claim they were offered or sold Fund interests.

    3.4.3. The Fund may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this subsection.

    3.4.4. The provision of advancement from Fund assets to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

        a. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund;

9

        b. the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

        c. the Manager or its Affiliates undertake to repay the advanced funds to the Fund in cases in which such Person is not entitled to indemnification under paragraph 3.5.1 of this section.

3.5 Assignment by the Manager. The Manager's Interest in the Fund may be assigned at the discretion of the Manager, subject to Section 10.1.

3.6 Right to Rely on Manager. Any person dealing with the Fund may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

    3.7.1 The identity of the Manager or any Member;

    3.7.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Fund,

    3.7.3 The persons who are authorized to execute and deliver any instrument or document of the Fund, and

    3.7.4 Any act or failure to act by the Fund or any other matter whatsoever involving the Fund or any Member.

3.7 Amendment to the Manager's Duties. Any amendment to this Operating Agreement modifying the rights and/or duties of the Manager may be done at any time by the unilateral action of the Manager.

ARTICLE 4
INVESTMENT AND OPERATING POLICIES

4.1 Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit ninety-seven percent (93%) of Capital Contributions to Investments in Mortgage Loans, provided that under no circumstances may such commitment decrease below the applicable percentage in the NASAA Guidelines. The Fund may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the prospectus and as set forth in this Agreement.

4.3 Investments In or With Other Companies.

    4.3.1 The Fund shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability Fund and limited liability partnership form) with non-affiliates that own and operate one or more particular mortgages if the Fund, alone or together with any publicly registered Affiliate of the Fund meeting the requirements of paragraph 2 of this Section acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, "controlling interest" means an equity

10

         interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, include the authority to:

        (a) Review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

        (b) Cause a sale of the mortgage or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner,

        (c) Approve budgets and major capital expenditures, subject to a stated minimum amount;

        (d) Veto any sale of the mortgage, or, alternatively, to receive a specified preference on sale or proceeds; and

        (e) Exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

    4.3.2 The Fund shall be permitted to invest in general partnership or joint ventures with other publicly registered Affiliates of the Fund if all the following conditions are met:

        (a) The Fund and the Affiliate have substantially identical investment objectives.

        (b) There are no duplicate fees.

        (c) The compensation to the managers is substantially identical in each entity.

        (d) Each Fund must have a right of first refusal to buy if the other Fund wishes to sell assets held in the joint venture.

        (e) The investment of each Fund is on substantially the same terms and conditions.

        (f) It is disclosed in the prospectus that there is a potential risk of impasse on joint venture decisions since no Fund controls and the potential risk that while a Fund may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

    4.3.3 The Fund shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Fund only under the following conditions:

        (a) The investment is necessary to relieve the Manager from any commitment to purchase a mortgage entered into in compliance with paragraph 1 of
          Section 4.4 prior to the closing of the offering period of the Fund;

        (b) There are no duplicate fees;

        (c) The investment of each entity is on substantially the same terms and conditions;

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        (d) The Fund provides for a right of first refusal to buy if the Fund wishes to sell a mortgage held in the joint venture;

        (e) The prospectus discloses the potential risk of impasse on joint venture decisions.

    4.3.4 Other than as specifically permitted in paragraphs 2 and 3 of Section 4.3, the Fund shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

    4.3.5 The Fund shall be permitted to invest in general partnership interests of limited partnerships only if the Fund, alone or together with any publicly registered Affiliate of the Fund meeting the requirements of Section 4.3.2 above, acquires a "controlling interest" as defined in Section 4.3.1 above, no duplicate fees are permitted, no additional compensation beyond that permitted in Article 14 of this Agreement, shall be paid to the Manager , and the Fund agreement shall comply with this section:

    4.3.6 A Fund that is an "upper-tier Fund" shall be permitted to invest in interests of other companies (the "lower-tier companies") only if all of the following conditions are met.

        (a) If the manager of the lower-tier Fund is a manager of the upper-tier Fund, the Fund agreement of the upper-tier Fund shall:

            (i) prohibit the Fund from investing in such lower-tier Fund unless the Fund agreement of the lower-tier Fund contains provisions complying with NASAA Guidelines and provisions acknowledging privity between the lower-tier Fund and the members, and

            (ii) provide that compensation payable in the aggregate from both tiers shall not exceed the amounts permitted under Article 14.

        (b) If the manager of the lower-tier Fund is not a manager of the upper-tier Fund, the Fund agreement of the upper-tier Fund shall prohibit that Fund from investing in the lower-tier Fund unless the Fund agreement of the lower-tier Fund contains provisions complying with NASAA Guidelines;
             and shall provide that the compensation payable at both tiers shall not exceed the amounts permitted in Article 14.

        (c) Each lower-tier Fund shall have as its members only publicly registered upper-tier companies, provided, however, that special limited partners (or members holding comparable interests) not affiliated with the manager shall be permitted if the interest taken result in no diminution in the control exercisable by the other members.

        (d) No Fund may be structure with more than two tiers.

        (e) The Fund agreement of the upper-tier Fund must contain a prohibition against duplicate fees.

        (f) The Fund agreement of the upper-tier Fund must provide that the members in the upper-tier Fund can, upon the vote of the majority in interest and without the concurrence of the manager, direct the manager of the upper-tier Fund

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             (acting on behalf of the upper-tier Fund) to take any action permitted to a member (e.g. the upper-tier Fund) in the lower-tier Fund.

        (g) The prospectus must fully and prominently disclose the two-tiered arrangement and any risks related thereto.

    4.3.7 Notwithstanding the above-stated sections, if the manager of the lower-tier Fund is not a manager of the upper-tier Fund, an upper-tier Fund may invest in a lower-tier Fund that holds a particular mortgage to be qualified pursuant to the Internal Revenue Code of 1986, Section 42(g) as
        amended, if members in both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines and the Fund
        agreement of the upper-tier Fund agreement contains a prohibition against payment of duplicate fees.

4.4 Sales of Mortgages to the Fund. The Fund shall not acquire a mortgage in which the Manager has an interest except as set forth below:

    4.4.1 The Manager may acquire a mortgage in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such mortgage, provided that such mortgage is purchased by the Fund for a price no greater than the cost of such mortgage to the Manager, except compensation payable in accordance with Article 14 of this Agreement, and provided there is no other benefit arising out of such transaction to the
        Manager apart from compensation otherwise permitted by the NASAA Guidelines. Accordingly, all income generated and expenses associated with a mortgage so acquired shall be treated as belonging to the Fund. The Manager shall not sell a mortgage to the Fund pursuant to this section if the cost of the mortgage exceeds the funds reasonably anticipated to be available to the Fund to purchase the mortgage.

    4.4.2 The purchase is made from a publicly registered affiliate pursuant to the rights of first refusal as set forth in the prospectus under "Acquisition and
        Investment Policies--Participation." In such a case the purchase price should be no more than fair market value as determined by an independent appraisal.

4.5 Sales of Mortgages to the Manager. The Fund shall not sell a mortgage to the Manager unless all of the following criteria are met:

    4.5.1 The Fund does not have sufficient offering proceeds available to retain the mortgage (or contract rights related thereto);

    4.5.2 The Manager will purchase all mortgages (or contract rights) that the Fund does not have sufficient proceeds to retain, as set forth in the prospectus;

    4.5.3 The Manager will pay the Fund an amount in cash equal to the cost of the mortgage (or contract rights) to the Fund (including all cash payments and carrying costs related thereto);

    4.5.4 The Manager assumes all of the Fund's obligations and liabilities incurred in connection with the holding of the mortgage (or contract rights) by the
        Fund;

    4.5.5 The sale to the Manager occurs not later than 90 days following the termination date of the offering;

    4.5.6 The Manager will use the methodology as set forth in the prospectus in determining which mortgage it will purchase in the event that the Fund's offering proceeds are insufficient to retain all mortgages.

4.6 Dealing with Related Companies. The Fund shall not acquire a mortgage from, or sell a

13

mortgage to a Fund in which the Manager has an interest except as provided herein.

4.7 Sales of Foreclosed Properties. The Fund shall not sell a foreclosed property to the Manager or to a Fund in which the Manager has an interest.

4.8 Lending Practices.

    4.8.1 No loans may be made by the Fund to the Manager of an Affiliate, except as provided in paragraph 2 of Section 4.8, as set forth below.

    4.8.2 The Fund may provide mortgage loans to lenders formed by or affiliated with the Manager in those circumstances in which such activities have been fully justified to the state regulatory body. These Affiliated transactions must at the minimum meet the following conditions:

        (a) The circumstances under which the loans will be made and the actual terms of the loans must be fully disclosed in the prospectus; or

        (b) An independent and qualified adviser must issue a letter of opinion to the effect that any proposed loan to an Affiliate of the Fund is fair and at least as favorable to the Fund as a loan to an unaffiliated borrower in similar circumstances. In addition, the Manager will be required to obtain a letter of opinion from the independent adviser in connection with any disposition, renegotiation. or other subsequent transaction involving loans made to the Manager or Affiliate of the Manager. The independent adviser must be identified in the prospectus. The independent adviser's compensation must be paid by the Manager and not be reimbursable by the Fund;

        (c) Loans made to third parties, the proceeds of which are used to purchase or refinance a property or other asset in which the Manager of an
             Affiliate has an equity or security interest, must meet the requirements of subparagraph (a) and (b) as set forth above.

ARTICLE 5
CAPITAL CONTRIBUTIONS; LOANS TO FUND

5.1 Contributions of Other Members. Members other than the Manager shall acquire Interests in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of membership interests (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request of the Manager. The Manager shall be entitled to 4% Organization Fee based on the capital contributions made by members and shall be entitled to a 1% Special Managing Membership Interest. This Special Managing Membership Interest will be for reference to ownership and control purposes, and shall not effect income distributions or distributions upon liquidation as provided herein.

5.2 Interest. No interest shall be paid on, or in respect of, any contribution to Fund Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

5.3 Loans from the Manager. On any loans made available to the Fund by the Manager, the

14

Manager may not receive any interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the Manager on a loan to the Fund secured by either a first or junior or all- inclusive trust deed, mortgage, or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.

ARTICLE 6
VOTING AND OTHER RIGHTS OF MEMBERS

6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Fund's business or have any right or authority to act for or bind the Fund.

6.2 Limited Liability of Members. Membership Interests are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Fund or for any Losses beyond the amount of the Member's Capital Contribution to the Fund and the Member's share of any undistributed net income and gains of the Fund.

6.3 Access to Books and Records. The Members and their designated representatives shall have no access to books and records of the Fund.

6.4 Representation of Fund. Each of the Members hereby acknowledges and agrees that the attorneys representing the Fund and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Fund, the Manager and its Affiliates.

6.5 Meetings. Meetings may be called only by the Manager and must occur within the State of Nevada. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members. A majority, whether present in person or by proxy shall constitute a quorum at any meeting of Members. If the Manager calls a meeting, the Manager shall fix a date for the meeting and shall give personal or mailed notice or notice by other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Fund or given to the Fund for the purpose of notice, not less than fifteen (15) or no more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called.

ARTICLE 7
PROFITS AND LOSSES; CASH DISTRIBUTIONS

7.1 Managing Member Fees and Income Interest; Allocation of Profits and Losses. The Managing Member shall be entitled to 4% of all capital contributions made by other Members ("Organization Fee"). In addition, the Managing Member shall be entitled to one quarter of one percent (0.25%) of the interest income generated by loans made by the Fund (the "Managing Members Income Interest"). The Managing Member shall pay all expenses, including but not limited to, all expenses incurred in the offering of Interests and any operating expenses out of its Organization Fee and its Managing Membership Income Interest as provided herein.

15

The Managing Member shall also be entitled to any and all upfront and origination fees charged on any loans made by the fund and may share these fees with loan originators as it decides in its sole descretion.

All interest earned on mortgage loans made by the Fund shall be allocated to the Members in full and in proportion to their respective Interests, less the Managing Members Income Interest (collectively "Membership Income"). The Manager shall allocate to the Members all Membership Income realized by the Fund during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

7.2 Net Income Available For Distribution. The Fund shall distribute Net Income Available for Distribution to the Members and the Manager according to the allocations provided for in Section 7.1, in cash on a monthly basis. The Fund shall make these distributions monthly in proportion to the weighted average Capital Account of each Member during the preceding calendar month.

7.3 Reserved.

7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Fund, the Fund shall thereafter distribute Net Income Available for Distribution and Membership Income available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement. The Manager shall have no right to principal of the Fund in the event of liquidation. The Managers sole interest is in its Origination Fee and Managing Members Income Interest as provided herein.

7.5 Special Allocation Rules.

    7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Fund property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in
        Treasury Regulation Sections 1.704-2(b) (2) and 1.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction
        (or item thereof) attributable to non-recourse debt which is secured by Fund property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Fund's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit
        Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Fund property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

    7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Fund income and gain shall be specially allocated to the Members in an amount and

16

        manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b) (2) (ii).

    7.5.3 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

    7.5.4 Except as otherwise provided in this Agreement, all items of Fund income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Membership Income or Net Membership Losses, as the case may be, for the year.

7.6 Code Section 704(c) Allocations.

    7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Fund asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Fund asset to the Fund for Federal income tax purposes and its initial Gross Asset
        Value in accordance with Code Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation ss.1.704-3(b).

    7.6.2 If the Gross Asset Value of any Fund asset is adjusted under and under Section 2.17, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Fund asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Fund asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section
        704(c) and the Treasury Regulations thereunder.

    7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

    7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the
        Manager, with the review and concurrence of the Fund's accountants, in a manner that reasonably reflects the purpose and intention of this
        Agreement.

7.7 Intent of Allocations. It is the intent of the Fund that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b) (2) (ii) (d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Fund is advised

17

by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Fund at the close of the years.

7.8 Quarterly Valuation of Assets. For each of the Fund's Mortgage Investments and other investments, the Manager shall review the investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Fund's accountants, within thirty (30) days of the end of each calendar quarter, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

ARTICLE 8
DISTRIBUTION REINVESTMENT PLAN

[This Article and its contents have been deleted in this Amendment]

ARTICLE 9
BOOKS AND RECORDS, REPORTS AND RETURNS

9.1 Books and Records. The Manager shall cause the Fund to keep the following:

    9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Fund;

    9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Fund and share in Profits and Losses;

    9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

    9.1.4 Copies of the Fund's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

    9.1.5 Copies of this Agreement, including all amendments thereto; and

    9.1.6 The financial statements of the Fund for the three (3) most recent years.

All books and records shall be maintained at the Fund's principal place of business.

9.2 Annual Statements.

    9.2.1 The Manager shall cause to be prepared at least annually, at the Fund's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will

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        include: an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flows.

    9.2.2 The Fund's accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Fund only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined under Article 9.2.1.

    9.2.3 Notwithstanding the 120-day period specified in Section 9.2.3(b) below, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Fund all Fund information necessary in the preparation of the Members' federal income tax returns. Such information will include:

        (a) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Fund for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

        (b) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net
             Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Fund.

9.3 Special and Quarterly Reports.

    9.3.1 For each quarter in which the Fund bought or invested in a Mortgage Loan or it or a borrower incurred placement or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Fund's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

        (a) the amount of the Mortgage Loans purchased or invested in;

        (b) the material terms of the loans;

        (c) the identity of the borrower, and

        (d) the real property securing the Mortgage Loan and the appraised value of that real property.

Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

    9.3.2 The Manager will supply to each Member the information required by Form 10-QSB (if Form 10-QSB is required to be filed with the Securities and
        Exchange Commission) within 45 days of the end of each quarterly period.

    9.3.3 If the Fund is registered under Section 12(g) of the Securities Exchange Act of

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        1934, as amended, the Manager shall cause to be prepared, at Fund expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Fund and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

9.4 Filings. The Manager, at Fund expense, shall cause the income tax returns for the Fund to be prepared and timely filed with the appropriate authorities. The Manager, at Fund expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Fund's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Fund will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Fund expense, shall file, with the Administrators for the states in which this Fund is registered, as required by these states, a copy of each report referred to under this Article 9.

9.5 Suitability Requirements. The Manager, at Fund expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the prospectus.

9.6 Fiscal Matters.

    9.6.1 Fiscal Year. The Fund has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the
        Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Fund's fiscal year to a period to be determined by the Manager.

    9.6.2 Method of Accounting. The Fund shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

    9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Fund, the Fund may, at the sole discretion of the Manager, elect under Code
        Section 754, to adjust the basis of the Fund property as allowed by Sections 734(b) and 743(b) thereof.

    9.6.4 Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under
        Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

ARTICLE 10
TRANSFER OF FUND INTERESTS

10.1 Transfer of Members Interest. To the extent any of the following restrictions is not necessary

20

to the Fund, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Fund shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

    10.1.1 No Member may transfer a fractional interests, and no Member may transfer membership interests where, as a result of the transfer, the Member would thereafter, own fewer than one (1) membership interest, except where the transfer occurs by operation of law;

    10.1.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the
        Manager;

    10.1.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Fund to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards) ;

    10.1.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

    10.1.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

    10.1.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

    10.1.7 The Fund has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

Assignments complying with the above shall be recognized by the Fund not later than the last day of the calendar month in which the written notice of assignment is received by the Fund.

10.2 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

    10.2.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Fund for federal or Nevada state income tax (if any)
        purposes;

    10.2.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the membership interests and issued or transferred to purchasers in other states.

    10.2.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Fund

21

        being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

        (a) The Manager will not permit trading of membership interests on an established securities market within the meaning of Section 7704(b);

        (b) The Manager will prohibit any transfer of membership interests which would cause the sum of percentage interest in Fund capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Fund to exceed two percent (2%) of the total
              Interests in Fund capital or profits; and

        (c) The Manager will not permit any withdrawal of membership interests except in compliance with the provisions of this Agreement.

ARTICLE 11
DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
WITHDRAWAL OF MANAGER

11.1 Effect of Death or Legal Incompetence of a Member on the Fund. The death or legal incompetence of a Member shall not cause a dissolution of the Fund or entitle the Member or his estate to a return of his Capital Account.

11.2 Rights of Personal Representative. On the death or legal incompetence of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

11.3 Withdrawal of Members Other than Manager. At the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other members as a whole; or (b) result in the Fund being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the Fund, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty (60) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

    11.3.1 Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any membership interests until the expiration of at least one year from the date of purchase of those membership interests in the offering;

    11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Fund, any cash payments in return of an outstanding Capital Account shall be made by the Fund only from Net Proceeds and Capital Contributions;

    11.3.3 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection
        11.3.2 are available; the Manager shall establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Fund funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Fund's Mortgage

22

Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

    11.3.4 Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Fund or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Fund has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

    11.3.5 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Fund's net assets;

    11.3.6 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds two percent (2%) of the aggregate Interests, except upon the dissolution the Fund under this Agreement;

    11.3.7 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed;
        and

    11.3.8 If a Member's Capital Account would have a balance of less than two thousand five hundred dollars ($2,500) following a requested withdrawal, the
        Manager, at its discretion, may distribute to the Member the entire balance in the account.

11.4 Withdrawal by Manager. The Manager may withdraw from the Fund upon not less than 120 days written notice or upon assignment of its interest, whichever comes first. Upon such notice, the Manager shall immediately start the dissolution and winding up of the business of the Fund as provided herein if the Manager has chosen to withdraw.

ARTICLE 12
DISSOLUTION OF THE FUND

12.1 Events Causing Dissolution. The Fund shall dissolve upon occurrence of the earlier of the following events:

    12.1.1 The expiration of the term of the Fund as stated in Section 1.6 of this Agreement;

    12.1.2 Upon the written consent of the Manager;

    12.1.3 The withdrawal, dissolution or bankruptcy of the Manager.

12.2 Winding Up. Upon the occurrence of an event of dissolution, the Fund shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Fund, unless the business of the Fund is continued as provided above, the Manager will wind up the Fund's affairs as follows:

23

    12.2.1 No new Mortgage Investments shall be invested in or purchased;

    12.2.2 The Manager(s) shall liquidate the assets of the Fund as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Fund's outstanding Mortgage Investments in accordance with their terms;

    12.2.3 All sums of cash held by the Fund as of the date of dissolution, together with all sums of cash received by the Fund during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

12.3 Order of Distribution of Assets. If the Fund is dissolved, the assets of the Fund shall be distributed first to satisfy any income distribution owning through the time of termination and then all principal held in Capital Accounts entirely to the Members proportionate to their respective Interests. As the holder of one Special Managing Membership Interest, MV Funding has no interest in the principal of the Fund in the event of any termination and distribution of Fund assets.

12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Fund for the return of his Capital Account, and if the Fund assets remaining after the payment or discharge of the debts and liabilities of the Fund are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Fund and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, or withdraws, the winding-up of the affairs of the Fund and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

12.5 Compliance With Timing Requirements of Regulations. If the Fund is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b) (2) (ii) (g):

    12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Fund) or Article 7 hereof (if it does not) to the
        Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b) (2) (ii) (b) (2); and

    12.5.2 if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Fund the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1 (b) (2) (ii) (b) (3).

ARTICLE 13
ROLL-UPS

13.1 Roll-Up Transactions:Appraisal. If the Fund proposes to enter into a Roll-Up transaction, an appraisal of all Fund assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Fund on a consistent basis, and conduct the appraisal based on an evaluation of the Fund's assets as of a date immediately before the announcement of the proposed

24

Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Fund's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Members. The Fund shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

13.2 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Fund, the Roll-Up Entity making the offer to the Fund shall offer to each Member who votes against the Roll-Up the choice of

    13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

    13.2.2 either (a) remaining as a Member of the Fund and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the
        Member's pro-rata share of the appraised Net Asset Value of the Fund.

13.3 Limitations on Roll-Ups. The Fund's ability to participate in a Roll-Up is also subject to the following:

    13.3.1 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

    13.3.2 The Fund will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, membership interests or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up
        Entity (except to the minimum necessary to preserve the tax status of the Roll--Up Entity).

    13.3.3 The Fund will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the
        Roll-Up Entity on the basis of the value of the Interest held by the Member.

    13.3.4 The Fund will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access the records of the Roll-Up
        Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Fund if the Roll-Up is not approved by necessary vote of the Members.

ARTICLE 14
COMPENSATION TO THE MANAGER AND ITS AFFILIATES

14.1 Compensation of the Manager and its Affiliates. The Managing Member shall be entitled to 4% of all capital contributions made by other Members as an Organization Fee. In addition, the Managing Member shall be entitled to one quarter of one percent (0.25%) of the interest income generated by loans made by the Fund as the Managing Members Income Interest.

The Managing Member shall also be entitled to any and all upfront and origination fees charged on any loans made by the fund and may share these fees with loan originators as it determines appropriate, in its sole descretion. Any amendment to this Operating Agreement modifying the Manager's compensation or distribution to which the Manager is entitled shall require the Manager's consent. No additional reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur.

14.2 Expenses of the Fund.

25

    14.2.1 All expenses of the Fund shall be billed and paid directly by the Manager from its Managing Membership Income Interest and Organization Fee.

    14.2.2 The term "Controlling Person," for the purpose of this section, includes by is not limited to, any Person, whatever their title, who performs functions for the Manager similar to those of:

        (a) Chairman or member of the board of directors;

        (b) Executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer;

        (c) Senior management, such as the vice-president of an operating division who reports directly to executive management;

        (d) Those holding 10.0% or more equity interest in the Manager of a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract, or otherwise.

    14.2.3 The methods of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Manager's independent certified public accountants consider appropriate in the circumstance. The additional costs of such verification will be itemized by said accountants on a Fund by Fund basis and may be reimbursed to the
        Manager by the Fund in accordance with this paragraph only to the extent that such reimbursement when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this paragraph.

ARTICLE 15
MISCELLANEOUS

15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Fund and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Fund shall conduct its business.

15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Fund records. Notices to the Manager or to the Fund shall be delivered to the Fund's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members,

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and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Fund. This Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

15.4 Amendment. Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

    15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

    15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

    15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

    15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

    15.4.5 to elect for the Fund to be governed by any successor Nevada statute governing limited liability companies.

The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

15.6 Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the

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plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Fund any right that it may have to maintain any action for partition for any property of the Fund.

15.13 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Fund Interests.

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EXHIBIT B
SUBSCRIPTION AGREEMENT

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EXHIBIT B
SUBSCRIPTION AGREEMENT

MV FUND II, LLC

MV FUND II, LLC, a Nevada limited liability company with its principal office at 7311 West Charleston Blvd., Suite 110, Las Vegas, NV, 89117 (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A. The Company desires to issue a maximum of 20,000 membership interests in the Company at a price of $2,500.00 per membership interest (hereinafter the "Interests"); and

B. The Subscriber desires to acquire the number of Interests set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR INTERESTS

1.1     Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Interests as is set-forth upon the signature page hereof at a price equal to $2,500.00 per Interest, and the Company agrees to sell such Interests to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Interests as it may, in its sole discretion, deem necessary or desirable. Upon execution, this subscription shall be irrevocable by the Subscriber.

1.2     In order to purchase any of the Interests being offered, an investor must complete and sign the Subscription Agreement that is attached to this Prospectus and return the original to Sam Medley, 7311 West Charleston Blvd., Suite 110, Las Vegas, NV, 89117. A copy of the signed Subscription Agreement must also be sent to Nevada Title Company, 2500 N. Buffalo Dr., Suite 150, Las Vegas, Nevada, 89128.

Payment can be made by (1) a personal check, cashier’s check or money order, or (2) electronic fund transfer (bank wire).

  If submitting payment by a personal check, cashier’s check or money order, payment shall be for the full purchase price of $2,500 per Interest to Nevada Title Company, 2500 N. Buffalo Dr., Suite 150, Las Vegas, Nevada, 89128. Payments shall be made payable to “Nevada Title Company, for benefit of MV Fund II, LLC.”
  If submitting payment by electronic fund transfer (bank wire), payment shall be for the full purchase price of $2,500 per Interest to XXXX where the ABA number is #XXXX and the Account number is #XXXX. Payments shall be made payable to “Nevada Title Company, for benefit of MV Fund II, LLC.”

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The proceeds of this offering will be deposited in an escrow account at Nevada Title Company and then made available to the Company under acceptance of the Subscription Agreement.

1.3     Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1     Subscriber hereby severally represents and warrants to the Company the following:

(A)     the Subscriber recognizes that the purchase of Interests subscribed to herein involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this prospectus (the "Prospectus");

 (B)    an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Interests;

    (C)    the Subscriber has been delivered a Prospectus furnished by the Company to the Subscriber and has had full opportunity to review the Prospectus with the Subscriber’s legal and financial advisers prior to execution of this Subscription Agreement;

    (D)    the Subscriber hereby adopt, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus)
                    and to perform all obligations therein imposed upon a member with respect to Interests to be purchased. By signing and completing the signature page of this Subscription Agreement, the Subscriber agrees to become a member in the Company upon acceptance of this subscription agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

    (E)    the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

    (F)    the Subscriber is acquiring the Interests as principal for the Subscriber's own benefit without a view toward re-sale of the securities;

    (G)    the amount of the Subscriber’s investment does not exceed 10% of the Subscriber’s net worth and the Subscriber has sufficient net worth to sustain a complete loss of the Subscriber’s investment in the Company;

    (H)    the Subscriber is acquiring the Interests subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view toward the resale
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                   or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

    (I)     the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Interests sold hereby;

    (J)    the Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

    (K)   the Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Interests and/or any use of this Agreement, including: (i) the legal requirements within his/her jurisdiction for the purchase of the
                   Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the
                   Interests.
REPRESENTATIONS BY THE COMPANY

3.1     The Company represents and warrants to the Subscriber that:

(A)    The Company is a limited liability company duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)    Upon issue, the Interests will be duly and validly issued, fully paid and non-assessable.

TERMS OF SUBSCRIPTION

4.1     Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company in a separate account. Once accepted, the funds will be released and immediately available to the Company for its general corporate purposes. In the Event the subscription is not accepted, the subscription funds will be immediately returned to the Subscriber by the Company.

4.2     The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber’s address indicated below.

4.3     The Subscriber acknowledges that the Interests are being offered on a "best efforts" basis as set forth in the Prospectus and are subject to a minimum subscription requirement.

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MISCELLANEOUS

5.1     Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office, 7311 West Charleston Blvd., Suite 110, Las Vegas, NV, 89117, Attention: Mr. Sam Medley, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.2     Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
5.3     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

5.4     The Subscriber agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

5.5     In the event that any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to the special power of attorney set forth below, the Operating Agreement will govern.

SPECIAL POWER OF ATTORNEY

6.1     The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

     (a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

(b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

(c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

The foregoing grant of authority:

(i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor,

            (ii) may be exercised by the Manager for each member by a facsimile signature of or

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            on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

(iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___day of ________ 2004.

Number of Interests Subscribed
For:                                                             ______________________________________________________

Dollar Amount:                                            ______________________________________________________

Signature of Subscriber:                               ______________________________________________________

Name of Subscriber:                                    ______________________________________________________

Address of Subscriber:                                 ______________________________________________________

Subscriber’s Social Security No.
or Tax Identification No.                              _______________________________________________________

ACCEPTED BY: MV FUND II, LLC

Signature of Authorized Signatory:    __________________________________

Name of Authorized Signatory:                     __________________________________

Position of Authorized Signatory:      _________________________________

Date of Acceptance:                                     __________________________________

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The expenses incurred and estimated to be incurred in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee	$6,335
Blue Sky Fees	$5,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$40,000
Printing Fees and Expenses	$5,000
Mailing	$2,500
Miscellaneous	$2,500
Total	$71,335

Item 14.    Indemnification of Directors and Officers

Indemnification of the Partners and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.4 of the operating agreement, which is included as Exhibit A to the Prospectus.

Item 15.    Recent Sales of Unregistered Securities

Not applicable.

Item 16.    Financial Statements and Exhibits

(a)   Financial Statements: See the financial statements appearing thereafter in Part I of this registration statement.

(b)   Exhibits:

3.1	Articles of Organization [1]
4.1	Operating Agreement of Registrant (included as exhibit A to the Prospectus)
4.2	Subscription Agreement and Power of Attorney (included as exhibit B to the Prospectus)
5.1	Opinion of Cane & Associates, LLP with respect to legality of the securities [2]
8.1	Opinion of Counsel with respect to federal income tax matters
23.1	Consent of Cane & Associates, LLP (contained in exhibit 5.1)
23.2	Consent of Independent Auditor

1   Previously filed as an exhibit to Registration Statement on Form S-11 on May 13, 2004
2                Previosuly filed as an exhibit to Registration Statement on Form S-1/A on September 2, 2004

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Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-
     effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
     Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

           (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(4)    To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

85

         expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)
         is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
         Act and will be governed by the final adjudication of such issue.

(7)    To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Company.

(8)    To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(9)    To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by
         Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on November 15, 2004.

MV FUNDING GROUP, INC.

By:     MV Funding Group, its sole manager

By:
         /s/ Sam Medley
         Sam Medley
         Chief Executive Officer & Director
         (Principal Officer of the Manager)

By:
         /s/ Rowe Nelson
         Rowe Nelson
         Secretary, Treasurer, & Director
         (Chief Accounting Officer of the Manager)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:                         By:
          /s/ Sam Medley                                                                                                                   /s/ Lawrence Blanton
          Sam Medley                               Lawrence Blanton
          Chief Executive Officer & Director of the Manager                                              Director of the Manager

By:                         By:
          /s/ Rowe Nelson                                                                                                                  /s/ Blair F. Hadley
           Rowe Nelson                    Blair F. Hadley
           Secretary, Treasurer, & Director of the Manager                                               Director of the Manager

By:
           /s/ Elaine Batlis
          Elaine Batlis
          Director of the Manager

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